Exhibit 99.1

SITE QUARTERLY FINANCIAL SUPPLEMENT FOR THE PERIOD ENDED DECEMBER 31, 2022 RECENT ACQUISITION SHOPS ON MONTVIEW DENVER, COLORADO SITC LISTED NYSE

SITE CENTERS COMPANY & PORTFOLIO OVERVIEW SITE Centers is an owner and manager of open-air shopping centers located in suburban, high household income communities. The Company is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol SITC. PORTFOLIO STATISTICS $4.8B ENTERPRISE VALUE 101 WHOLLY - OWNED PROPERTIES $112K AVERAGE HOUSEHOLD INCOME 95.4% LEASED RATE COMMITTED TO A SUSTAINABLE FUTURE AMERICA’s MOST RESPONSIBLE COMPANIES 2021 Newsweek statista GREEN LEASE LEADER U.S. GREEN BUILDING COUNCIL LEED USGBCTM CORPORATE HQ RENOVATION GOAL GRESB® Bloomberg Gender-Equality Index 2022 PORTFOLIO COMPOSITION Top 5 MSAs by ABR OTHER 65% ATLANTA 8% MIAMI 8% ORLANDO 7% CHICAGO 6% BOSTON 6% ABR by Region* NORTHEAST 16% SOUTHEAST 46% MIDWEST 17% NORTHWEST 2% CALIFORNIA 9% SOUTHWEST 5% MOUNTAIN 5% Retailer Mix LOCAL 12% NATIONAL 88% NOTE: ALL FIGURES AT COMPANY’S SHARE AND AS OF DECEMBER 31, 2022. NEW YORK • HONG KONG • ATLANTA • CLEVELAND DENVER • LOS ANGELES • MIAMI • PHOENIX • TAMPA SITC LISTED NYSE SITE

SITE Centers Corp.

SITE Centers Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as the supply of, and demand for, retail real estate space in the area; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants and our properties; redevelopment and construction activities may not achieve a desired return on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to complete acquisitions or dispositions of assets under contract; our ability to secure equity or debt financing on commercially acceptable terms or at all; impairment charges; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements and the Company’s ability to satisfy conditions to the completion of these arrangements; valuation and risks relating to our joint venture investments; the termination of any joint venture arrangements or arrangements to manage real property; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions or natural disasters; any change in strategy; the impact of pandemics (including the COVID-19 pandemic) and other public health crises; our ability to maintain REIT status; and the finalization of the financial statements for the period ended December 31, 2022. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SITE Centers Corp.	For additional information:
3300 Enterprise Parkway	Conor Fennerty, EVP and
Beachwood, OH 44122 216-755-5500	Chief Financial Officer

FOR IMMEDIATE RELEASE:

SITE Centers Reports Fourth Quarter and Full-Year 2022 Operating Results

BEACHWOOD, OHIO, February 8, 2023 - SITE Centers Corp. (NYSE: SITC), an owner of open-air shopping centers in suburban, high household income communities, announced today operating results for the quarter and year ended December 31, 2022.

“SITE Centers had a very productive fourth quarter with results ahead of plan as we continued to execute on our leasing and operational goals,” commented David R. Lukes, President and Chief Executive Officer. "In the last two years, we have executed over 2.0 million square feet of new leases increasing the Company’s leased rate over 380 bp to 95.4% highlighting the quality and strength of our focused portfolio of assets concentrated in the top sub-markets of the country. Additionally, over the course of 2022, we were able to opportunistically recycle capital into Convenience properties improving the Company’s long-term growth profile and expanding on the Company’s investment in this property type. Going forward, SITE remains well positioned with minimal near-term maturities, significant liquidity and a $19 million Signed but Not Opened (SNO) pipeline.”

Results for the Fourth Quarter

•
Fourth quarter net income attributable to common shareholders was $25.4 million, or $0.12 per diluted share, as compared to net income of $56.2 million, or $0.26 per diluted share, in the year-ago period. The decrease year-over-year primarily was the result of asset sales within the DDRM Joint Venture and lower management fees, partially offset by base rent growth and the net impact of property acquisitions.
•
Fourth quarter operating funds from operations attributable to common shareholders (“Operating FFO” or “OFFO”) was $62.5 million, or $0.29 per diluted share, compared to $63.8 million, or $0.30 per diluted share, in the year-ago period. Fourth quarter net operating income was higher year-over-year driven by base rent growth and the net impact of property acquisitions, offset by lower management fees and uncollectible revenue. Fourth quarter OFFO results included $0.8 million of rental income at SITE Centers’ share related to prior periods primarily from cash basis tenants.

Results for the Year

•
Net income attributable to common shareholders for the year ended December 31, 2022 was $157.6 million, or $0.73 per diluted share, as compared to net income of $106.1 million, or $0.51 per diluted share, for the prior year.
•
Operating FFO was $253.3 million, or $1.18 per diluted share for the full year 2022, which compares to $245.7 million, or $1.17 per diluted share for 2021. 2022 Operating FFO results included $3.6 million of rental income at SITE Centers’ share related to prior periods primarily from cash basis tenants.

Significant Fourth Quarter 2022 and Recent Activity

•
Acquired one convenience shopping center during the fourth quarter, Shops on Montview (Denver, CO), for $5.8 million.
•
Sold four shopping centers and land parcels during the fourth quarter for an aggregate price of $166.7 million ($158.2 million at share).
•
Repurchased 2.2 million of the Company's common shares in open market transactions at an aggregate cost of $28.8 million, or an average cost of $13.33 per common share, in the fourth quarter with proceeds from the sale of wholly-owned properties.
•
In January 2023, acquired two convenience shopping centers for an aggregate price of $26.1 million, including Parker Keystone (Parker, CO) for $11.0 million and Foxtail Center (Timonium, MD) for $15.1 million.

Significant Full-Year 2022 Activity

•
Issued the Company’s eighth Corporate Responsibility and Sustainability Report. The Report was completed in alignment with the Global Reporting Initiative ("GRI") and with the Sustainability Accounting Standards Board ("SASB") metrics and frameworks. The report intends to provide updates on the annual results of the Company’s corporate responsibility and sustainability programs and can be found at https://www.sitecenters.com/2021CSR.
•
Acquired 16 shopping centers (including through the acquisition of a partner's interest) for an aggregate price of $342.4 million at SITE's share.
•
Sold 33 shopping centers and land parcels for $885.5 million ($371.1 million at share), including the Company's 20% interest in the SAU Joint Venture based on a gross asset value of $155.7 million (at 100%) and the Company’s 20% interest in DDRM Pool A based on a gross asset value of $387.6 million (at 100%).
•
In June 2022, amended and restated its $950 million revolving credit facility with a fully extended maturity date of June 2027 and refinanced its unsecured term loan facility. The Company also upsized the term loan facility to $200 million from $100 million with the additional proceeds drawn in the second quarter, extended its maturity to June 2027 and swapped the unsecured term loan to a fixed rate of 3.80% (3.99% GAAP) through the loan's maturity in June 2027.
•
In the first and second quarters, settled the forward sale of 2.4 million common shares at $15.79 per common share under the ATM program generating proceeds of $38.3 million.
•
In the third and fourth quarters, repurchased 3.7 million of the Company's common shares in open market transactions at an aggregate cost of $48.8 million, or an average cost of $13.07 per common share, funded via proceeds from property dispositions.

Key Operating Results

•
Reported an increase of 1.8% in SSNOI on a pro rata basis for the fourth quarter of 2022, including redevelopment, as compared to the year-ago period. The fourth quarter of 2021 SSNOI included $1.0 million of rental income at SITE Centers’ share related to 2020 primarily from cash basis tenants, which was a 110 basis-point headwind to fourth quarter 2022 SSNOI growth.
•
Reported an increase of 0.8% in SSNOI on a pro rata basis for the full year 2022, including redevelopment, as compared to 2021. 2021 SSNOI included $12.8 million of rental income at SITE Centers’ share related to 2020 primarily from cash basis tenants, which was a 360 basis-point headwind to 2022 SSNOI growth.
•
Generated cash new leasing spreads of 26.0% and cash renewal leasing spreads of 6.4%, both on a pro rata basis, for the trailing twelve-month period ended December 31, 2022 and cash new leasing spreads of 55.2% and cash renewal leasing spreads of 7.6%, both on a pro rata basis, for the fourth quarter of 2022.
•
Generated straight-lined new leasing spreads of 40.4% and straight-lined renewal leasing spreads of 9.9%, both on a pro rata basis, for the trailing twelve-month period ended December 31, 2022 and straight-lined new leasing spreads of 72.1% and straight-lined renewal leasing spreads of 11.2%, both on a pro rata basis, for the fourth quarter of 2022.
•
Reported a leased rate of 95.4% at December 31, 2022 on a pro rata basis, compared to 95.0% on a pro rata basis at September 30, 2022 and 92.7% on a pro rata basis at December 31, 2021. The sequential increase was primarily driven by small-shop (less than 10,000 square feet) leasing activity.
•
As of December 31, 2022, the SNO spread was 290 basis points, representing $18.9 million of annualized base rent on a pro rata basis.
•
Annualized base rent per occupied square foot on a pro rata basis was $19.52 at December 31, 2022, compared to $18.33 at December 31, 2021.

Guidance

The Company estimates net income attributable to common shareholders for 2023 to be from $0.16 to $0.24 per diluted share and Operating FFO to be from $1.10 to $1.16 per diluted share. The Company does not include a projection of gains or losses on asset sales, impairment charges, transaction or debt extinguishment costs in guidance.

Reconciliation of Net Income Attributable to Common Shareholders to FFO and Operating FFO estimates:

FY 2023E Per Share – Diluted
Net income attributable to Common Shareholders	$0.16 – $0.24
Depreciation and amortization of real estate	0.87 – 0.91
Equity in net (income) of JVs	(0.01) – (0.00)
JVs' FFO	0.04 – 0.05
FFO (NAREIT) and Operating FFO	$1.10 – $1.16

In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the assumed range of 2023 SSNOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliation without unreasonable effort due to the multiple components of the calculation which only includes properties owned for comparable periods and excludes all corporate level activity as described below under Non-GAAP Measures and Other Operational Metrics. Key assumptions for 2023 guidance include the following:

FY 2023E
Joint Venture fee income	$5 – $7 million
SSNOI (1)	(1.00)% – 2.50%
SSNOI – Adjusted for 2022 Uncollectible Revenue Impact (2)	0.00% – 3.50%

(1)
Including redevelopment and approximately $3.4 million included in Uncollectible Revenue, primarily related to rental income from cash basis tenants, reported in 2022 related to prior periods, which is an approximately 100 basis-point headwind to 2023 SSNOI growth.
(2)
Including redevelopment and excluding revenue impact of approximately $3.4 million included in Uncollectible Revenue, primarily related to rental income from cash basis tenants, reported in 2022 related to prior periods.

About SITE Centers Corp.

SITE Centers is an owner and manager of open-air shopping centers located in suburban, high household income communities. The Company is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol SITC. Additional information about the Company is available at www.sitecenters.com. To be included in the Company’s e-mail distributions for press releases and other investor news, please click here.

Conference Call and Supplemental Information

The Company will hold its quarterly conference call today at 8:30 a.m. Eastern Time. To participate with access to the slide presentation, please visit the Investor Relations portion of SITE's website, ir.sitecenters.com, or for audio only, dial 888-317-6003 (U.S.), 866-284-3684 (Canada) or 412-317-6061 (international) using pass code 4603833 at least ten minutes prior to the scheduled start of the call. The call will also be webcast and available in a listen-only mode on SITE Centers’ website at ir.sitecenters.com. If you are unable to participate during the live call, a replay of the conference call will also be available at ir.sitecenters.com for further review. You may also access the telephone replay by dialing 877-344-7529 (U.S.), 855-669-9658 (Canada) or 412-317-0088 (international) using passcode 8477474 through March 8, 2023. Copies of the Company’s supplemental package and earnings slide presentation are available on the Company’s website.

Non-GAAP Measures and Other Operational Metrics

Funds from Operations (“FFO”) is a supplemental non-GAAP financial measure used as a standard in the real estate industry and is a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that both FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with generally accepted accounting principles in the United States (“GAAP”)), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and equity income (loss) from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT. The Company calculates Operating FFO as FFO excluding certain non-operating charges, income and gains. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate FFO and Operating FFO in a different manner.

In calculating the expected range for or amount of net (loss) income attributable to common shareholders to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gain and losses from the disposition of real estate property, potential impairments and reserves of real estate property and related investments, debt extinguishment costs or certain transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

The Company also uses net operating income (“NOI”), a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company presents NOI information herein on a same store basis or “SSNOI.” The Company defines SSNOI as property revenues less property-related expenses, which exclude straight-line rental income and reimbursements and expenses, lease termination income, management fee expense, fair market value of leases and expense recovery adjustments. SSNOI includes assets owned in comparable periods (15 months for prior period comparisons). In addition, SSNOI is presented including activity associated with major and tactical redevelopment. SSNOI excludes all non-property and corporate level revenue and expenses. Other real estate companies may calculate NOI and SSNOI in a different manner. The Company believes SSNOI at its effective ownership interest provides investors with additional information regarding the operating performances of comparable assets because it excludes certain non-cash and non-comparable items as noted above.

FFO, Operating FFO, NOI and SSNOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP, as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures have been provided herein. In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the assumed rate of 2023 SSNOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliation without unreasonable effort due to the multiple components of the calculation which only includes properties owned for comparable periods and excludes all corporate level activity as noted above.

The Company calculates Cash Leasing Spreads by comparing the prior tenant's annual base rent in the final year of the prior lease to the executed tenant's annual base rent in the first year of the executed lease. Straight-Lined Leasing Spreads are calculated by comparing the prior tenant's average base rent over the prior lease term to the executed tenant's average base rent over the term of the executed lease. For both Cash and Straight-Lined Leasing Spreads, the reported calculation includes only comparable leases which are deals executed within one year of the date that the prior tenant vacated. Deals executed after one year of the date the prior tenant vacated, deals which are a combination of existing units, new leases at major redevelopment properties, and deals for units vacant at the time of acquisition are considered non-comparable and excluded from the calculation.

Safe Harbor

SITE Centers Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as the supply of, and demand for, retail real estate space in the area; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants and our properties; redevelopment and construction activities may not achieve a desired return on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to complete acquisitions or dispositions of assets under contract; our ability to secure equity or debt financing on commercially acceptable terms or at all; impairment charges; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements and the Company’s ability to satisfy conditions to the completion of these arrangements; valuation and risks relating to our joint venture investments; the termination of any joint venture arrangements or arrangements to manage real property; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions or natural disasters; any change in strategy; the impact of pandemics (including the COVID-19 pandemic) and other public health crises; our ability to maintain REIT status; and the finalization of the financial statements for the period ended December 31, 2022. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's most recent reports on Forms 10-K and 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SITE Centers Corp.

Income Statement: Consolidated Interests

	in thousands, except per share
		4Q22	4Q21	12M22	12M21
	Revenues:
	Rental income (1)	$135,896	$124,110	$537,106	$490,799
	Other property revenues	537	449	3,701	1,544
		136,433	124,559	540,807	492,343
	Expenses:
	Operating and maintenance	22,750	18,516	89,278	76,716
	Real estate taxes	19,476	17,712	80,706	76,071
		42,226	36,228	169,984	152,787

	Net operating income	94,207	88,331	370,823	339,556

	Other income (expense):
	Fee income (2)	2,075	10,257	11,546	40,521
	Interest expense	(20,386)	(18,682)	(77,692)	(76,383)
	Depreciation and amortization	(50,982)	(48,322)	(203,546)	(185,768)
	General and administrative (3)	(12,161)	(13,505)	(46,564)	(55,052)
	Other (expense) income, net	(388)	29	(2,540)	(1,185)
	Impairment charges	0	0	(2,536)	(7,270)
	Income before earnings from JVs and other	12,365	18,108	49,491	54,419

	Equity in net income of JVs	424	36,238	27,892	47,297
	Gain on sale and change in control of interests	27	5,242	45,581	19,185
	Gain (loss) on disposition of real estate, net	15,352	(4)	46,644	6,065
	Tax benefit (expense)	47	(493)	(816)	(1,550)
	Net income	28,215	59,091	168,792	125,416
	Non-controlling interests	(18)	(97)	(73)	(481)
	Net income SITE Centers	28,197	58,994	168,719	124,935
	Write-off of preferred share original issuance costs	0	0	0	(5,156)
	Preferred dividends	(2,789)	(2,789)	(11,156)	(13,656)
	Net income Common Shareholders	$25,408	$56,205	$157,563	$106,123

	Weighted average shares – Basic – EPS	212,168	211,226	212,998	208,004
	Assumed conversion of diluted securities	661	1,121	885	1,139
	Weighted average shares – Basic & Diluted – EPS	212,829	212,347	213,883	209,143

	Earnings per common share – Basic	$0.12	$0.27	$0.74	$0.51
	Earnings per common share – Diluted	$0.12	$0.26	$0.73	$0.51

(1)	Rental income:
	Minimum rents	$90,180	$81,370	$352,029	$317,732
	Ground lease minimum rents	6,747	6,609	26,938	26,016
	Straight-line rent, net	589	213	3,043	669
	Amortization of (above)/below-market rent, net	1,249	950	4,656	3,721
	Percentage and overage rent	1,635	1,580	5,217	4,929
	Recoveries	33,763	30,012	133,574	120,530
	Uncollectible revenue	(501)	1,115	1,388	9,383
	Ancillary and other rental income	2,066	2,149	6,482	6,576
	Lease termination fees	168	112	3,779	1,243

(2)	Fee income:
	JV and other fees	1,950	3,702	10,566	14,519
	RVI fees	125	6,555	980	26,002

(3)	Mark-to-market adjustment (PRSUs)	0	0	0	(5,589)

SITE Centers Corp.

Reconciliation: Net Income to FFO and Operating FFO

and Other Financial Information

in thousands, except per share
	4Q22	4Q21	12M22	12M21
Net income attributable to Common Shareholders	$25,408	$56,205	$157,563	$106,123
Depreciation and amortization of real estate	49,833	46,880	198,662	180,158
Equity in net income of JVs	(424)	(36,238)	(27,892)	(47,297)
JVs' FFO	2,806	4,638	12,274	21,703
Non-controlling interests	18	17	73	67
Impairment of real estate	0	0	2,536	7,270
Gain on sale and change in control of interests	(27)	(5,242)	(45,581)	(19,185)
(Gain) loss on disposition of real estate, net	(15,352)	4	(46,644)	(6,065)
FFO attributable to Common Shareholders	$62,262	$66,264	$250,991	$242,774
RVI disposition fees	0	(2,924)	(385)	(9,016)
Mark-to-market adjustment (PRSUs)	0	0	0	5,589
Debt extinguishment, transaction, net	242	325	1,886	1,047
Joint ventures – debt extinguishment and other, net	(3)	105	854	137
Write-off of preferred share original issuance costs	0	0	0	5,156
Total non-operating items, net	239	(2,494)	2,355	2,913
Operating FFO attributable to Common Shareholders	$62,501	$63,770	$253,346	$245,687

Weighted average shares & units – Basic: FFO & OFFO	212,308	211,367	213,139	208,145
Assumed conversion of dilutive securities	661	980	744	998
Weighted average shares & units – Diluted: FFO & OFFO	212,969	212,347	213,883	209,143

FFO per share – Basic	$0.29	$0.31	$1.18	$1.17
FFO per share – Diluted	$0.29	$0.31	$1.17	$1.16
Operating FFO per share – Basic	$0.29	$0.30	$1.19	$1.18
Operating FFO per share – Diluted	$0.29	$0.30	$1.18	$1.17
Common stock dividends declared, per share	$0.13	$0.12	$0.52	$0.47

Capital expenditures (SITE Centers share):
Redevelopment costs (major and tactical)	4,280	2,706	20,731	15,404
Maintenance capital expenditures	4,621	3,618	21,088	13,067
Tenant allowances and landlord work	12,032	11,299	47,372	38,839
Leasing commissions	2,788	1,639	8,798	6,045
Construction administrative costs (capitalized)	912	887	3,997	3,107

Certain non-cash items (SITE Centers share):
Straight-line rent	806	237	3,417	796
Straight-line fixed CAM	151	154	476	570
Amortization of (above)/below-market rent, net	1,335	1,034	5,018	4,116
Straight-line ground rent expense	(35)	(25)	(135)	(121)
Debt fair value and loan cost amortization	(1,267)	(1,305)	(5,121)	(5,023)
Capitalized interest expense	311	186	1,119	648
Stock compensation expense	(1,678)	(1,709)	(6,813)	(13,032)
Non-real estate depreciation expense	(1,151)	(1,401)	(4,893)	(5,372)

SITE Centers Corp.

Balance Sheet: Consolidated Interests

	$ in thousands
		At Period End
		4Q22	4Q21
	Assets:
	Land	$1,066,852	$1,011,401
	Buildings	3,733,805	3,624,164
	Fixtures and tenant improvements	576,036	556,056
		5,376,693	5,191,621
	Depreciation	(1,652,899)	(1,571,569)
		3,723,794	3,620,052
	Construction in progress and land	56,466	47,260
	Real estate, net	3,780,260	3,667,312

	Investments in and advances to JVs	44,608	64,626
	Cash	20,254	41,807
	Restricted cash	960	1,445
	Receivables and straight-line (1)	63,926	61,382
	Intangible assets, net (2)	105,945	113,106
	Other assets, net	29,064	17,373
	Total Assets	4,045,017	3,967,051

	Liabilities and Equity:
	Revolving credit facilities	0	0
	Unsecured debt	1,453,923	1,451,768
	Unsecured term loan	198,521	99,810
	Secured debt	54,577	125,799
		1,707,021	1,677,377
	Dividends payable	30,389	28,243
	Other liabilities (3)	214,985	218,779
	Total Liabilities	1,952,395	1,924,399

	Preferred shares	175,000	175,000
	Common shares	21,437	21,129
	Paid-in capital	5,974,216	5,934,166
	Distributions in excess of net income	(4,046,370)	(4,092,783)
	Deferred compensation	5,025	4,695
	Accumulative comprehensive income	9,038	0
	Common shares in treasury at cost	(51,518)	(5,349)
	Non-controlling interests	5,794	5,794
	Total Equity	2,092,622	2,042,652

	Total Liabilities and Equity	$4,045,017	$3,967,051

(1)	SL rents (including fixed CAM), net	$33,879	$31,526

(2)	Operating lease right of use assets	18,197	19,047

(3)	Operating lease liabilities	37,777	38,491
	Below-market leases, net	59,825	59,690

SITE Centers Corp.

Reconciliation of Net Income Attributable to SITE to Same Store NOI

$ in thousands
	4Q22	4Q21	4Q22	4Q21
	SITE Centers at 100%		At SITE Centers Share (Non-GAAP)
GAAP Reconciliation:
Net income attributable to SITE Centers	$28,197	$58,994	$28,197	$58,994
Fee income	(2,075)	(10,257)	(2,075)	(10,257)
Interest expense	20,386	18,682	20,386	18,682
Depreciation and amortization	50,982	48,322	50,982	48,322
General and administrative	12,161	13,505	12,161	13,505
Other expense (income), net	388	(29)	388	(29)
Equity in net income of joint ventures	(424)	(36,238)	(424)	(36,238)
Tax (benefit) expense	(47)	493	(47)	493
Gain on sale and change in control of interests	(27)	(5,242)	(27)	(5,242)
(Gain) loss on disposition of real estate, net	(15,352)	4	(15,352)	4
Income from non-controlling interests	18	97	18	97
Consolidated NOI	94,207	88,331	94,207	88,331

Net income from unconsolidated joint ventures	1,013	56,507	361	39,516
Interest expense	7,495	10,481	1,682	2,444
Depreciation and amortization	9,395	16,309	2,153	3,627
Other expense (income), net	1,189	3,268	298	765
Loss (gain) on disposition of real estate, net	1,408	(53,803)	289	(38,510)
Unconsolidated NOI	$20,500	$32,762	4,783	7,842

Total Consolidated + Unconsolidated NOI			98,990	96,173
Less: Non-Same Store NOI adjustments			(6,525)	(5,314)
Total SSNOI including redevelopment			92,465	90,859
Less: Redevelopment Same Store NOI adjustments			1	(143)
Total SSNOI excluding redevelopment			$92,466	$90,716

SSNOI % Change including redevelopment			1.8%
SSNOI % Change excluding redevelopment			1.9%

SITE Centers Corp.

Reconciliation of Net Income Attributable to SITE to Same Store NOI

$ in thousands
	12M22	12M21	12M22	12M21
	SITE Centers at 100%		At SITE Centers Share (Non-GAAP)
GAAP Reconciliation:
Net income attributable to SITE Centers	$168,719	$124,935	$168,719	$124,935
Fee income	(11,546)	(40,521)	(11,546)	(40,521)
Interest expense	77,692	76,383	77,692	76,383
Depreciation and amortization	203,546	185,768	203,546	185,768
General and administrative	46,564	55,052	46,564	55,052
Other expense (income), net	2,540	1,185	2,540	1,185
Impairment charges	2,536	7,270	2,536	7,270
Equity in net income of joint ventures	(27,892)	(47,297)	(27,892)	(47,297)
Tax expense	816	1,550	816	1,550
Gain on sale and change in control of interests	(45,581)	(19,185)	(45,581)	(19,185)
Gain on disposition of real estate, net	(46,644)	(6,065)	(46,644)	(6,065)
Income from non-controlling interests	73	481	73	481
Consolidated NOI	370,823	339,556	370,823	339,556

Net income from unconsolidated joint ventures	106,846	110,032	22,248	49,459
Interest expense	34,055	43,379	7,664	10,557
Depreciation and amortization	46,518	66,618	10,457	15,107
Impairment charges	17,550	0	3,510	0
Other expense (income), net	12,303	12,074	2,766	2,951
Gain on disposition of real estate, net	(120,097)	(89,935)	(23,965)	(42,897)
Unconsolidated NOI	$97,175	$142,168	22,680	35,177

Total Consolidated + Unconsolidated NOI			393,503	374,733
Less: Non-Same Store NOI adjustments			(34,404)	(18,380)
Total SSNOI including redevelopment			359,099	356,353
Less: Redevelopment Same Store NOI adjustments			(280)	(404)
Total SSNOI excluding redevelopment			$358,819	$355,949

SSNOI % Change including redevelopment			0.8%
SSNOI % Change excluding redevelopment			0.8%

SITE Centers Corp.

Portfolio Summary

GLA in thousands
`			12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Shopping Center Count
Operating Centers - 100%			119	122	132	138	136
Wholly Owned			101	103	99	92	89
JV Portfolio			18	19	33	46	47

Gross Leasable Area (GLA)
Owned and Ground Lease - Pro Rata Share			23,094	24,232	24,842	25,235	24,905
Wholly Owned			21,989	23,118	23,231	23,235	22,856
JV Portfolio - Pro Rata Share			1,105	1,114	1,611	2,000	2,049

Quarterly Operational Overview
Pro Rata Share
Base Rent PSF			$19.52	$19.11	$18.86	$18.55	$18.33
Base Rent PSF < 10K			$30.94	$30.46	$30.11	$29.23	$28.82
Base Rent PSF > 10K			$15.72	$15.48	$15.33	$15.29	$15.18

Commenced Rate			92.5%	91.5%	91.0%	90.2%	90.1%
Commenced Rate < 10K SF			84.4%	83.3%	81.5%	81.1%	80.7%
Commenced Rate > 10K SF			95.5%	94.4%	94.3%	93.4%	93.3%

Leased Rate			95.4%	95.0%	94.4%	93.2%	92.7%
Leased Rate < 10K SF			90.3%	89.1%	87.3%	86.0%	85.0%
Leased Rate > 10K SF			97.2%	97.2%	96.9%	95.7%	95.3%

Operational Statistics
% of Aggregate Property NOI - Wholly Owned			95.2%	95.6%	94.1%	92.8%	92.2%
% of Aggregate Property NOI - Joint Venture – Pro Rata Share			4.8%	4.4%	5.9%	7.2%	7.8%

Quarterly SITE SSNOI at share including redevelopment			1.8%	1.1%	-2.4%	2.9%	14.9%
Quarterly SITE SSNOI at share excluding redevelopment			1.9%	1.0%	-2.6%	2.8%	13.2%

TTM New Leasing - at pro rata share (GLA in 000's)			1,126	1,208	1,236	972	900
TTM Renewals - at pro rata share (GLA in 000's)			3,220	3,174	2,697	2,657	2,555
TTM Total Leasing - at pro rata share (GLA in 000's)			4,346	4,382	3,933	3,629	3,455
TTM Cash Blended New and Renewal Rent Spreads - at pro rata share			8.5%	7.2%	6.4%	5.6%	3.7%

Top 20 MSA Exposure

	MSA	Properties	GLA	% of GLA	ABR	% of ABR	ABR PSF
1	Atlanta-Sandy Springs-Roswell, GA	13	2,122	9.2%	$30,804	7.9%	$15.85
2	Miami-Fort Lauderdale-West Palm Beach, FL	7	1,567	6.8%	29,999	7.7%	$24.02
3	Orlando-Kissimmee-Sanford, FL	4	1,419	6.1%	26,617	6.8%	$20.11
4	Chicago-Naperville-Elgin, IL-IN-WI	6	1,065	4.6%	24,006	6.1%	$26.25
5	Boston-Cambridge-Newton, MA-NH	2	1,420	6.1%	23,943	6.1%	$25.38
6	Charlotte-Concord-Gastonia, NC-SC	4	1,385	6.0%	22,063	5.6%	$17.00
7	Trenton, NJ	2	1,301	5.6%	21,686	5.5%	$18.29
8	Denver-Aurora-Lakewood, CO	5	1,370	5.9%	21,489	5.5%	$18.11
9	Phoenix-Mesa-Scottsdale, AZ	9	1,029	4.5%	18,399	4.7%	$20.67
10	Los Angeles-Long Beach-Anaheim, CA	3	879	3.8%	15,669	4.0%	$23.93
11	Columbus, OH	2	961	4.2%	14,725	3.8%	$15.73
12	San Antonio-New Braunfels, TX	3	1,040	4.5%	14,415	3.7%	$17.67
13	Tampa-St. Petersburg-Clearwater, FL	7	873	3.8%	13,315	3.4%	$17.58
14	Washington-Arlington-Alexandria, DC-VA-MD-WV	5	479	2.1%	11,475	2.9%	$23.93
15	San Francisco-Oakland-Hayward, CA	5	303	1.3%	10,104	2.6%	$41.66
16	Cincinnati, OH-KY-IN	2	589	2.6%	9,892	2.5%	$18.02
17	Richmond, VA	3	591	2.6%	9,773	2.5%	$20.56
18	New York-Newark-Jersey City, NY-NJ-PA	6	484	2.1%	8,402	2.1%	$22.60
19	Cleveland-Elyria, OH	2	553	2.4%	8,059	2.1%	$14.89
20	Portland-Vancouver-Hillsboro, OR-WA	2	382	1.7%	7,888	2.0%	$24.80
	Other	27	3,282	14.2%	48,335	12.4%	$16.43
	Total	119	23,094	100.0%	391,058	100.0%	$19.52

$ and GLA in thousands; Top 20 figures all at SITC share except for properties.

SITE Centers Corp.

Capital Structure

$, shares and units in thousands, except per share
	December 31, 2022	December 31, 2021	December 31, 2020
Capital Structure
Market Value Per Share	$13.66	$15.83	$10.12

Common Shares Outstanding	210,853	211,235	193,363
Operating Partnership Units	141	141	141
Total Outstanding Common Shares	210,994	211,376	193,504

Common Shares Equity	$2,882,178	$3,346,079	$1,958,258

Perpetual Preferred Stock - Class K(1)	0	0	150,000
Perpetual Preferred Stock - Class A	175,000	175,000	175,000
Total Perpetual Preferred Stock	$175,000	$175,000	$325,000

Unsecured Credit Facilities	0	0	135,000
Unsecured Term Loan	200,000	100,000	100,000
Unsecured Notes Payable	1,457,741	1,456,886	1,456,031
Mortgage Debt (includes JVs at SITE share)	165,408	315,898	473,576
Total Debt (includes JVs at SITE share)	1,823,149	1,872,784	2,164,607
Less: Cash (including restricted cash)	31,011	43,252	74,414
Net Debt	$1,792,138	$1,829,532	$2,090,193

Total Market Capitalization	$4,849,316	$5,350,611	$4,373,451

Leverage / Public Debt Covenants
Average Consolidated Net Effective Debt	1,664,859	1,749,295	1,842,052
Consolidated Adjusted EBITDA - TTM	348,406	351,172	300,012
Average Consolidated Net Debt / Adjusted EBITDA(2)	4.8X	5.0X	6.1X

Average Pro-Rata Net Effective Debt	1,806,016	1,952,145	2,089,915
Pro-Rata Adjusted EBITDA - TTM	356,198	361,917	312,708
Average Pro-Rata Net Debt / Adjusted EBITDA(2)	5.1X	5.4X	6.7X

Outstanding Debt & Obligations	1,730,562	1,717,917	1,953,194
Undepreciated Real Estate Assets	5,477,767	5,303,507	5,256,719
Total Debt to Real Estate Assets Ratio(3)	32%	32%	37%
Covenant	65%	65%	65%

Secured Debt & Obligations	54,173	125,382	248,917
Total Assets	5,690,332	5,534,473	5,529,204
Secured Debt to Assets Ratio	1%	2%	5%
Covenant	40%	40%	40%

Unencumbered Real Estate Assets	5,319,838	5,028,788	4,624,168
Unsecured Debt & Obligations	1,676,388	1,592,535	1,704,277
Unencumbered Assets to Unsecured Debt(3)	317%	316%	271%
Covenant	135%	135%	135%

Net Income Available for Debt Service	336,115	329,408	264,148
Maximum Annual Service Charge	81,425	80,073	80,913
Fixed Charge Coverage Ratio	4.1X	4.1X	3.3X
Covenant	1.5X	1.5X	1.5X
Net Income Available for Debt Service Excluding Other Expenses	336,115	329,408	280,716
Fixed Charge Coverage Ratio Excluding Other Expenses	4.1X	4.1X	3.5X

Credit Ratings (Outlook)
Moody's	Baa3 (Stable)	Baa3 (Stable)	Baa3 (Stable)
S&P	BBB- (Stable)	BBB- (Stable)	BBB- (Stable)
Fitch	BBB (Stable)	BBB (Stable)	BBB (Stable)

(1) Redeemed on April 7, 2021.
(2) Excludes Perpetual Preferred Stock. See definition in the Non-GAAP Measures section.
(3) Real Estate Assets and Unencumbered Assets exclude consolidated cash and cash equivalents.

SITE Centers Corp.

Same Store Metrics (1)

$ in thousands

	Same Store at 100%			Same Store at SITE Share
SITE at share	4Q22	4Q21	Change	4Q22	4Q21	Change

Leased rate	95.3%	92.8%	2.5%	95.4%	92.9%	2.5%
Commenced rate	92.4%	90.4%	2.0%	92.6%	90.3%	2.3%

Revenues:
Minimum rents	$107,059	$104,313		$93,253	$90,709
Recoveries	36,199	33,446		32,288	29,627
Uncollectible revenue(2)	493	857		(153)	929
Percentage and overage rent	2,197	2,261		1,654	1,715
Ancillary and other rental income	2,775	2,770		2,331	2,205
	148,723	143,647	3.5%	129,373	125,185	3.3%
Expenses:
Operating and maintenance	(20,400)	(19,499)		(17,854)	(16,875)
Real estate taxes	(21,167)	(19,465)		(19,054)	(17,451)
	(41,567)	(38,964)	6.7%	(36,908)	(34,326)	7.5%
Total SSNOI-Including Redevelopment	$107,156	$104,683	2.4%	$92,465	$90,859	1.8%

Non-Same Store NOI	7,551	16,410		6,525	5,314
Total Consolidated + Unconsolidated NOI	$114,707	$121,093		$98,990	$96,173

SSNOI Operating Margin	72.1%	72.9%		71.5%	72.6%
SSNOI Recovery Rate	87.1%	85.8%		87.5%	86.3%

(1) See calculation definition in the Non-GAAP Measures section.

(2) Results include the impact of rental income at SITE's share related to prior periods of $0.8M and $1.0M for the fourth quarters of 2022 and 2021, respectively, primarily related to cash basis tenants.

	Same Store at 100%			Same Store at SITE Share
YTD SITE at share	12M22	12M21	Change	12M22	12M21	Change

Leased rate	95.3%	92.8%	2.5%	95.4%	92.9%	2.5%
Commenced rate	92.4%	90.4%	2.0%	92.6%	90.3%	2.3%

Revenues:
Minimum rents	$419,630	$409,535		$365,262	$355,615
Recoveries	144,032	138,519		127,966	122,568
Uncollectible revenue(2)	2,851	13,650		1,916	9,617
Percentage and overage rents	6,543	6,070		5,333	5,244
Ancillary and other rental income	8,483	8,602		7,179	7,020
	581,539	576,376	0.9%	507,656	500,064	1.5%
Expenses:
Operating and maintenance	(81,148)	(77,104)		(70,748)	(67,063)
Real estate taxes	(86,686)	(85,904)		(77,809)	(76,648)
	(167,834)	(163,008)	3.0%	(148,557)	(143,711)	3.4%
Total SSNOI-Including Redevelopment	$413,705	$413,368	0.1%	$359,099	$356,353	0.8%

Non-Same Store NOI	54,293	68,356		34,404	18,380
Total Consolidated + Unconsolidated NOI	$467,998	$481,724		$393,503	$374,733

SSNOI Operating Margin	71.1%	71.7%		70.7%	71.3%
SSNOI Recovery Rate	85.8%	85.0%		86.1%	85.3%

(1) See calculation definition in the Non-GAAP Measures section.
(2) Results include the impact of rental income at SITE's share related to prior periods of $3.4M and $12.8M for 2022 and 2021, respectively, primarily related to cash basis tenants.

SITE Centers Corp.

Leasing Summary

At pro rata share except for count

Leasing Activity
	Comparable Pool						Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Straight-lined	Term	Count	GLA	ABR PSF	Term
New Leases
4Q22	17	64,060	$26.68	55.2%	72.1%	8.5	44	193,058	$21.93	9.0
3Q22	16	60,977	$28.00	10.8%	23.5%	9.3	46	209,866	$25.07	9.2
2Q22	20	126,087	$20.90	31.6%	56.5%	13.5	61	431,252	$17.97	10.7
1Q22	24	121,319	$17.93	15.4%	19.8%	8.6	71	291,641	$22.16	9.8
	77	372,443	$22.09	26.0%	40.4%	10.3	222	1,125,817	$21.06	9.7

Renewals
4Q22	81	641,066	$20.03	7.6%	11.2%	5.2	81	641,066	$20.03	5.2
3Q22	114	1,240,649	$16.37	7.1%	10.0%	5.3	114	1,240,649	$16.37	5.3
2Q22	117	746,182	$19.21	4.8%	8.3%	5.3	117	746,182	$19.21	5.3
1Q22	109	591,948	$17.55	5.6%	10.4%	4.8	109	591,948	$17.55	4.8
	421	3,219,845	$17.98	6.4%	9.9%	5.2	421	3,219,845	$17.98	5.2

New + Renewals
4Q22	98	705,126	$20.64	11.7%	16.3%	5.5	125	834,124	$20.47	6.1
3Q22	130	1,301,626	$16.92	7.4%	11.0%	5.6	160	1,450,515	$17.63	6.1
2Q22	137	872,269	$19.45	8.2%	14.3%	6.6	178	1,177,434	$18.75	7.2
1Q22	133	713,267	$17.62	7.2%	12.0%	5.5	180	883,589	$19.07	6.7
	498	3,592,288	$18.40	8.5%	13.2%	5.8	643	4,345,662	$18.77	6.5

Net Effective Rents
			Capex PSF				NER		% of GLA
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term	>10K SF	<10K SF
New Leases
4Q22	185,147	$22.02	$2.89	$3.63	$1.10	$7.62	$14.40	9.0	43%	57%
3Q22	202,989	$26.21	$3.79	$2.65	$1.32	$7.76	$18.45	9.1	35%	65%
2Q22	426,471	$18.87	$3.64	$2.48	$0.80	$6.92	$11.95	10.7	63%	37%
1Q22	280,469	$22.52	$2.81	$3.59	$1.07	$7.47	$15.05	9.8	56%	44%
	1,095,076	$21.70	$3.39	$3.01	$1.02	$7.42	$14.28	9.7	53%	47%

Renewals
4Q22	641,066	$20.35	$0.79	$0.01	$0.04	$0.84	$19.51	5.2	78%	22%
3Q22	1,240,649	$16.55	$0.13	$0.00	$0.00	$0.13	$16.42	5.3	79%	21%
2Q22	746,182	$19.50	$0.16	$0.00	$0.02	$0.18	$19.32	5.3	77%	23%
1Q22	591,948	$17.87	$0.05	$0.01	$0.00	$0.06	$17.81	4.8	70%	30%
	3,219,845	$18.23	$0.25	$0.00	$0.01	$0.26	$17.97	5.2	77%	23%

New + Renewals
4Q22	826,213	$20.73	$1.49	$1.22	$0.39	$3.10	$17.63	6.0	70%	30%
3Q22	1,443,638	$17.91	$0.91	$0.57	$0.28	$1.76	$16.15	6.0	73%	27%
2Q22	1,172,653	$19.27	$2.05	$1.35	$0.44	$3.84	$15.43	7.2	72%	28%
1Q22	872,417	$19.36	$1.36	$1.71	$0.51	$3.58	$15.78	6.6	65%	35%
	4,314,921	$19.11	$1.46	$1.16	$0.40	$3.02	$16.09	6.4	71%	29%

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years. New Leases exclude leases at redevelopment properties and first generation space.

SITE Centers Corp.

Lease Expirations

At pro rata share except for count; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	19	44	0.8%	$1,221	0.8%	$27.75	19	44	0.2%	$1,221	0.3%	$27.75
2023	31	618	3.8%	9,577	4.1%	$15.50	183	443	8.5%	13,370	8.3%	$30.18	214	1,061	5.0%	22,947	5.9%	$21.63
2024	84	2,431	15.1%	33,232	14.4%	$13.67	319	741	14.2%	22,292	13.9%	$30.08	403	3,172	14.9%	55,524	14.2%	$17.50
2025	91	2,401	14.9%	34,802	15.1%	$14.49	275	741	14.2%	21,136	13.2%	$28.52	366	3,142	14.7%	55,938	14.3%	$17.80
2026	77	1,870	11.6%	24,705	10.7%	$13.21	237	583	11.2%	18,354	11.5%	$31.48	314	2,453	11.5%	43,059	11.0%	$17.55
2027	92	2,601	16.1%	38,212	16.6%	$14.69	274	756	14.5%	22,801	14.2%	$30.16	366	3,357	15.7%	61,013	15.6%	$18.17
2028	87	2,232	13.8%	29,957	13.0%	$13.42	178	519	9.9%	16,942	10.6%	$32.64	265	2,751	12.9%	46,899	12.0%	$17.05
2029	29	781	4.8%	12,181	5.3%	$15.60	102	313	6.0%	10,367	6.5%	$33.12	131	1,094	5.1%	22,548	5.8%	$20.61
2030	29	770	4.8%	10,690	4.6%	$13.88	98	263	5.0%	8,667	5.4%	$32.95	127	1,033	4.8%	19,357	4.9%	$18.74
2031	23	734	4.6%	8,772	3.8%	$11.95	75	226	4.3%	6,787	4.2%	$30.03	98	960	4.5%	15,559	4.0%	$16.21
2032	30	722	4.5%	9,887	4.3%	$13.69	151	419	8.0%	13,146	8.2%	$31.37	181	1,141	5.3%	23,033	5.9%	$20.19
Thereafter	34	969	6.0%	18,850	8.2%	$19.45	45	169	3.2%	5,110	3.2%	$30.24	79	1,138	5.3%	23,960	6.1%	$21.05
Total	607	16,129	100.0%	$230,865	100.0%	$14.31	1,956	5,217	100.0%	$160,193	100.0%	$30.71	2,563	21,346	100.0%	$391,058	100.0%	$18.32

Signed Not Open	22	456		$6,846		$15.01	122	382		$12,030		$31.49	144	838		$18,876		$22.53
Vacant	21	466					246	595					267	1,061

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	17	39	0.7%	$1,084	0.7%	$27.79	17	39	0.2%	$1,084	0.3%	$27.79
2023	8	142	0.9%	3,703	1.6%	$26.08	128	267	5.1%	8,263	5.2%	$30.95	136	409	1.9%	11,966	3.1%	$29.26
2024	14	234	1.5%	3,632	1.6%	$15.52	198	402	7.7%	12,653	7.9%	$31.48	212	636	3.0%	16,285	4.2%	$25.61
2025	20	329	2.0%	4,824	2.1%	$14.66	163	351	6.7%	10,406	6.5%	$29.65	183	680	3.2%	15,230	3.9%	$22.40
2026	6	45	0.3%	933	0.4%	$20.73	108	224	4.3%	7,044	4.4%	$31.45	114	269	1.3%	7,977	2.0%	$29.65
2027	19	336	2.1%	5,847	2.5%	$17.40	126	274	5.3%	8,357	5.2%	$30.50	145	610	2.9%	14,204	3.6%	$23.29
2028	20	304	1.9%	5,309	2.3%	$17.46	121	316	6.1%	9,722	6.1%	$30.77	141	620	2.9%	15,031	3.8%	$24.24
2029	14	370	2.3%	5,163	2.2%	$13.95	107	246	4.7%	7,374	4.6%	$29.98	121	616	2.9%	12,537	3.2%	$20.35
2030	19	443	2.7%	6,908	3.0%	$15.59	96	243	4.7%	6,810	4.3%	$28.02	115	686	3.2%	13,718	3.5%	$20.00
2031	23	344	2.1%	6,281	2.7%	$18.26	91	201	3.9%	5,912	3.7%	$29.41	114	545	2.6%	12,193	3.1%	$22.37
2032	20	410	2.5%	7,065	3.1%	$17.23	136	341	6.5%	10,558	6.6%	$30.96	156	751	3.5%	17,623	4.5%	$23.47
Thereafter	444	13,172	81.7%	181,200	78.5%	$13.76	665	2,313	44.3%	72,010	45.0%	$31.13	1,109	15,485	72.5%	253,210	64.7%	$16.35
Total	607	16,129	100.0%	$230,865	100.0%	$14.31	1,956	5,217	100.0%	$160,193	100.0%	$30.71	2,563	21,346	100.0%	$391,058	100.0%	$18.32

Note: Includes ground leases

SITE Centers Corp.

Top 50 Tenants

$ and GLA in thousands
		Number of Units			Base Rent			Owned GLA			Credit Ratings
	Tenant	WO	JV	Total	Pro Rata	% of Total	At 100%	Pro Rata	% of Total	At 100%	(S&P/Moody's/Fitch)
1	TJX Companies (1)	52	8	60	$23,003	5.9%	$24,873	1,609	7.0%	1,773	A/A2/NR
2	Dick's Sporting Goods (2)	14	4	18	10,430	2.7%	12,120	644	2.8%	791	BBB/Baa3/NR
3	PetSmart	23	3	26	9,335	2.4%	10,055	530	2.3%	573	B/B1/NR
4	Michaels	23	5	28	8,587	2.2%	9,803	564	2.4%	664	B-/B2/NR
5	Ross Stores (3)	22	8	30	8,392	2.1%	10,588	667	2.9%	856	BBB+/A2/NR
6	Bed Bath & Beyond (4)	16	2	18	7,507	1.9%	8,907	585	2.5%	661	SD/Ca/NR
7	Nordstrom Rack	10	0	10	7,108	1.8%	7,108	362	1.6%	362	BB+/Ba1/BBB-
8	Gap (5)	21	8	29	7,038	1.8%	8,613	358	1.6%	455	BB/Ba2/NR
9	Best Buy	9	3	12	6,850	1.8%	8,413	437	1.9%	550	BBB+/A3/NR
10	Burlington	11	3	14	6,619	1.7%	7,803	430	1.9%	526	BB+/NR/NR
11	Ulta	25	6	31	6,611	1.7%	7,729	271	1.2%	324	NR
12	Kohl's	7	5	12	6,447	1.6%	9,322	714	3.1%	1,051	BB+/Ba1/BBB-
13	Kroger (6)	7	1	8	6,251	1.6%	6,808	425	1.8%	461	BBB/Baa1/NR
14	AMC Theatres	2	3	5	6,105	1.6%	10,180	215	0.9%	400	CC/Caa2/NR
15	Five Below	30	7	37	5,643	1.4%	6,530	280	1.2%	328	NR
16	Whole Foods	3	0	3	4,493	1.1%	4,493	139	0.6%	139	AA/A1/AA-
17	Publix	8	1	9	4,406	1.1%	4,766	405	1.8%	450	NR
18	Barnes & Noble	8	1	9	4,354	1.1%	4,674	195	0.8%	211	NR
19	Designer Brands Inc. (DSW)	11	1	12	4,217	1.1%	4,502	245	1.1%	260	NR
20	Total Wine & More	6	0	6	3,751	1.0%	3,751	171	0.7%	171	NR
21	Party City	13	4	17	3,637	0.9%	4,351	170	0.7%	212	CCC/Caa3/CCC
22	Petco	12	4	16	3,551	0.9%	4,464	169	0.7%	216	B+/B1/NR
23	JOANN	8	3	11	3,248	0.8%	3,821	267	1.2%	327	CCC+/B3/NR
24	Cineworld (Regal Cinemas)	3	0	3	2,940	0.8%	2,940	138	0.6%	138	D/NR/NR
25	Dollar Tree Stores	22	3	25	2,903	0.7%	3,136	257	1.1%	281	BBB/Baa2/NR
26	CGV Cinemas	1	0	1	2,849	0.7%	2,849	74	0.3%	74	NR
27	Office Depot (7)	9	1	10	2,741	0.7%	2,977	184	0.8%	203	NR
28	Staples	8	1	9	2,589	0.7%	2,816	157	0.7%	173	B/B3/NR
29	Cost Plus	8	1	9	2,565	0.7%	2,799	152	0.7%	166	NR
30	Macy's (8)	6	0	6	2,476	0.6%	2,476	217	0.9%	217	BB+/Ba1/BBB-
31	LA Fitness	3	1	4	2,474	0.6%	3,061	144	0.6%	175	B/B3/NR
32	AT&T	22	4	26	2,330	0.6%	2,531	65	0.3%	74	BBB/Baa2/BBB+
33	Ahold Delhaize (9)	2	1	3	2,285	0.6%	2,447	135	0.6%	158	BBB/Baa1/NR
34	JPMorgan Chase	12	1	13	2,273	0.6%	2,335	52	0.2%	54	A-/A2/AA-
35	Starbucks	21	1	22	2,121	0.5%	2,249	38	0.2%	40	BBB+/Baa1/NR
36	Mattress Firm	13	3	16	1,962	0.5%	2,253	61	0.3%	71	NR
37	JAB Holding (10)	13	1	14	1,946	0.5%	2,031	61	0.3%	64	NR/Baa1/NR
38	Lowe's	2	2	4	1,918	0.5%	3,608	322	1.4%	531	BBB+/Baa1/NR
39	Hobby Lobby	4	0	4	1,865	0.5%	1,865	222	1.0%	222	NR
40	Cinemark	1	2	3	1,827	0.5%	2,947	111	0.5%	176	B/NR/B+
41	Caleres Inc.	9	2	11	1,634	0.4%	1,964	83	0.4%	99	B+/NR/NR
42	Darden (11)	8	1	9	1,612	0.4%	1,788	60	0.3%	68	BBB/Baa2/BBB
43	T-Mobile	17	3	20	1,595	0.4%	1,759	42	0.2%	47	BBB-/NR/BBB-
44	America's Best Contacts	15	3	18	1,587	0.4%	1,802	55	0.2%	64	NR
45	Tailored Brands (12)	9	2	11	1,582	0.4%	1,757	74	0.3%	81	NR
46	Home Depot	2	0	2	1,576	0.4%	1,576	251	1.1%	251	A/A2/A
47	Albertsons Companies (13)	2	0	2	1,564	0.4%	1,564	116	0.5%	116	BB /Ba2 /NR
48	Target	3	0	3	1,561	0.4%	1,561	435	1.9%	435	A/A2/A
49	Visionworks	11	3	14	1,551	0.4%	1,881	42	0.2%	52	NR
50	Bath & Body Works	14	3	17	1,526	0.4%	1,719	49	0.2%	56	BB/Ba2/NR
	Top 50 Total	581	119	700	$213,435	54.6%	$246,365	13,449	58.2%	15,847
	Total Portfolio				$391,058	100.0%	$446,229	23,094	100.0%	26,982

(1) T.J. Maxx (17) / Marshalls (19) / HomeGoods (14) / Sierra Trading (6) / HomeSense (3) / Combo Store (1)							(8) Macy's Furniture (3) / Bloomingdale's Outlet (1)/ Bluemercury (1)/ Market by Macy's (1)
(2) Dick's Sporting Goods (13) / Golf Galaxy (4) / Public Lands (1)							(9) Stop & Shop (2) / Food Lion (1)
(3) Ross Dress for Less (29) / dd's Discounts (1)							(10) Panera (12) / Bruegger's (2)
(4) Bed Bath (11) / buybuy BABY (4) / Combo Store (1) /Subleases (2)							(11) Longhorn Steakhouse (5) / Olive Garden (4)
(5) Gap (3) / Old Navy (25) / Banana Republic (1)							(12) Men's Wearhouse (9) / Jos. A. Bank (1) / K&G Fashion Superstore (1)
(6) Kroger (3) / Harris Teeter (2) / King Soopers (1) / Mariano's (1) / Lucky's (1)							(13) Safeway (1) / ACME (1)
(7) Office Depot (5) / OfficeMax (5)

Note: Bed Bath & Beyond excludes 1 buybuy BABY location which closed in January 2023 at lease expiration and has been released to a single user.

SITE Centers Corp.

Redevelopments

$ in thousands

Redevelopment – Major (1)
Shopping Center	MSA	SITE Own %	Est. Yield (%)	Est. Net Costs	Costs to Date	Est. Remain. Costs	Placed In Service	CIP		Initial Occ.	Est. Stabilize	Key Tenants
West Bay Plaza - Phase II	Cleveland, OH	100%		$9,102	$6,651	$2,451	$6,513	$138		2Q22	4Q23	Sierra Trading Post, Dry Bar, Club Champion
Perimeter Pointe	Atlanta, GA	100%		0	1,384	0	0	1,384		TBD	TBD	-
Total Redevelopment - Major			8%	$9,102	$8,035	$2,451	$6,513	$1,522

Redevelopment – Tactical (2)
Shopping Center	MSA	SITE Own %	Est. Yield (%)	Est. Net Costs	Costs to Date	Est. Remain. Costs	Placed In Service	CIP		Initial Occ.	Est. Stabilize	Key Tenants
Tanasbourne Town Center	Portland, OR	100%		$13,769	$1,759	$12,010	$0	$1,759		4Q24	2Q25	Specialty grocer
Nassau Park Pavilion	Trenton, NJ	100%		7,635	3,388	4,247	0	3,388		3Q23	4Q23	Paris Baguette, Bluestone Lane, Just Salad, Mezeh Grill
University Hills	Denver, CO	100%		5,972	4,477	1,495	0	4,477		3Q23	4Q23	Wendy's, Sweetgreen, Heyday
Shoppers World	Boston, MA	100%		4,967	4,263	704	0	4,263		1Q23	4Q23	Sleep Number, Cava, Kura Sushi
Carolina Pavilion	Charlotte, NC	100%		2,339	2,031	308	415	1,616		4Q22	4Q23	Visionworks, Smoothie King, Starbucks
Shoppers World	Boston, MA	100%		1,884	382	1,502	0	382		4Q23	1Q24	Starbucks
Total Redevelopment - Tactical			11%	$36,566	$16,300	$20,266	$415	$15,885

Other (3)				0	33,796	0	0	33,796
Undeveloped land (4)				0	5,263	0	0	5,263
Total Redevelopment Costs				$45,668	$63,394	$22,717	$6,928	$56,466	(5)

(1) Included in SSNOI including redevelopment; includes large-scale shopping center expansion and repurposing projects.
(2) Includes outparcels, first generation space and small-scale shopping center expansions and other capital improvements.
(3) Includes predevelopment and retenanting expenditures.
(4) Balance is in addition to owned land adjacent to existing centers with an estimated value of $9 million and cost basis of the headquarters (non-income producing portion) of $38 million.
(5) Balance is in addition to SITE's pro rata share of joint venture CIP of $0.4 million.

SITE Centers Corp.

Transactions

$ and GLA in thousands

Acquisitions			SITE	Owned	At 100%		At SITE Share
	Property Name	MSA	Own %	GLA	Price	Debt	Price	Debt

01/28/22	Artesia Village	Phoenix-Mesa-Scottsdale, AZ	100%	21	$14,500	$0	$14,500	$0
02/15/22	Casselberry Commons	Orlando-Kissimmee-Sanford, FL	100%	249	44,500	0	35,600	0
03/28/22	Shops at Boca Center	Miami-Fort Lauderdale-West Palm Beach, FL	100%	117	90,000	0	90,000	0
		1Q 2022 Total		387	$149,000	$0	$140,100	$0

04/01/22	Shoppes of Crabapple	Atlanta-Sandy Springs-Roswell, GA	100%	8	$4,350	$0	$4,350	$0
05/02/22	La Fiesta Square	San Francisco-Oakland-Hayward, CA	100%	53	60,798	0	60,798	0
05/02/22	Lafayette Mercantile	San Francisco-Oakland-Hayward, CA	100%	22	43,000	0	43,000	0
06/03/22	Shops at Tanglewood	Houston, TX	100%	26	22,150	0	22,150	0
06/10/22	Fairfax Marketplace	Washington-Arlington-Alexandria, DC-VA-MD-WV	100%	19	16,038	0	16,038	0
06/10/22	Boulevard Marketplace	Washington-Arlington-Alexandria, DC-VA-MD-WV	100%	19	10,448	0	10,448	0
06/10/22	Fairfax Pointe	Washington-Arlington-Alexandria, DC-VA-MD-WV	100%	10	8,394	0	8,394	0
		2Q 2022 Total		157	$165,178	$0	$165,178	$0

07/08/22	Parkwood Shops	Atlanta-Sandy Springs-Roswell, GA	100%	20	$8,400	0	$8,400	0
08/10/22	Chandler Center	Phoenix-Mesa-Scottsdale, AZ	100%	7	5,250	0	5,250	0
08/10/22	Shops at Power and Baseline	Phoenix-Mesa-Scottsdale, AZ	100%	4	4,600	0	4,600	0
08/10/22	Northsight Plaza	Phoenix-Mesa-Scottsdale, AZ	100%	10	6,150	0	6,150	0
08/10/22	Broadway Center	Phoenix-Mesa-Scottsdale, AZ	100%	11	7,000	0	7,000	0
		3Q 2022 Total		52	$31,400	$0	$31,400	$0

11/2/22	Shops on Montview	Denver-Aurora-Lakewood, CO	100%	9	$5,762	0	$5,762	0
		4Q 2022 Total		9	$5,762	$0	$5,762	$0

		Total 2022		605	$351,340	$0	$342,440	$0

01/05/23	Foxtail Center	Baltimore-Columbia-Towson, MD	100%	30	$15,075	0	$15,075	0
01/06/23	Parker Keystone	Denver-Aurora-Lakewood, CO	100%	17	11,000	0	11,000	0
		1Q 2023 QTD		47	$26,075	$0	$26,075	$0

Dispositions			SITE	Owned	At 100%		At SITE Share
	Property Name	MSA	Own %	GLA	Price	Debt	Price	Debt

	Non-operating land sales		100%	0	$120	0	$120	0
		1Q 2022 Total		0	$120	$0	$120	$0

04/14/22	DDR-SAU Retail Fund JV portfolio	Various	20%	906	$155,700	$54,884	$31,140	$10,977
05/25/22	Paradise Shoppes of Ellenwood	Atlanta-Sandy Springs-Roswell, GA	100%	60	10,200	0	10,200	0
05/26/22	Woodfield Village Green - Unit 1325	Chicago-Naperville-Elgin, IL-IN-WI	100%	98	12,200	0	12,200	0
06/29/22	Chickasaw Trail Shopping Center	Orlando-Kissimmee-Sanford, FL	20%	75	12,950	8,625	2,590	1,725
06/30/22	Lennox Town Center	Columbus, OH	50%	374	77,008	37,796	38,504	18,898
		2Q 2022 Total		1,513	$268,058	$101,305	$94,634	$31,600

07/14/22	Oviedo Park Crossings	Orlando-Kissimmee-Sanford, FL	20%	186	$28,000	$19,248	$5,600	$3,850
07/15/22	DDRM Joint Venture Pool A	Various	20%	2,297	387,600	225,000	77,520	45,000
09/15/22	Perimeter Center	Columbus, OH	100%	136	35,000	0	35,000	0
		3Q 2022 Total		2,619	$450,600	$244,248	$118,120	$48,850

11/30/22	Consumer Centre	New York-Newark-Jersey City, NY-NJ-PA	100%	293	$62,500	$0	$62,500	$0
12/01/22	Presidential Commons (Home Depot Parcel)	Atlanta-Sandy Springs-Roswell, GA	100%	102	7,000	0	7,000	0
12/20/22	Merriam Town Center/Merriam Village	Kansas City, MO-KS	100%	363	53,200	0	53,200	0
12/22/22	Ashbridge Square	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	100%	386	33,000	0	33,000	0
12/29/22	Sexton Commons	Raleigh, NC	20%	49	10,616	5,137	2,123	1,027
	Non-operating land sales		100%	0	375	0	375	0
		4Q 2022 Total		1,193	$166,691	$5,137	$158,198	$1,027

		Total 2022		5,325	$885,469	$350,690	$371,072	$81,477

SITE Centers Corp.

Debt Summary

$ in thousands
	Consolidated Debt			Unconsolidated Debt			Total Debt
Debt Composition	100%	SITE Share	Interest Rate	100%	SITE Share	Interest Rate	SITE Share	Interest Rate
Unsecured Credit Facilities	$0	$0	-	$0	$0	-	$0	-
Unsecured Term Loan	200,000	200,000	3.99%	0	0	-	200,000	3.99%
Unsecured Public Debt	1,457,741	1,457,741	4.27%	0	0	-	1,457,741	4.27%
Fixed Rate Mortgage Loans	54,173	54,173	4.05%	364,320	72,864	4.97%	127,037	4.58%
Variable Rate Mortgage Loans	0	0	-	173,716	38,371	5.60%	38,371	5.60%
Subtotal	$1,711,914	$1,711,914	4.23%	$538,036	$111,235	5.19%	$1,823,149	4.29%
Fair Market Value Adjustment	737	737	-	0	0	-	737	-
Unamortized Loan Costs, Net	(5,630)	(5,630)	-	(2,943)	(615)	-	(6,245)	-
Total	$1,707,021	$1,707,021	4.23%	$535,093	$110,620	5.19%	$1,817,641	4.29%

	Consolidated Maturities		Unconsolidated	Total	Total
Maturity Schedule(1)	Secured	Unsecured	Maturities	100%	SITE Share	Interest Rate
2023	$1,260	$87,209	$946	$89,415	$88,713	3.52%
2024	27,809	65,614	475,921	569,344	188,664	4.77%
2025	25,104	457,142	1,046	483,292	482,515	3.80%
2026	0	400,000	60,123	460,123	415,481	4.41%
2027	0	650,000	0	650,000	650,000	4.55%
2028	0	0	0	0	0	-
2029	0	0	0	0	0	-
2030	0	0	0	0	0	-
2031	0	0	0	0	0	-
2032 and beyond	0	0	0	0	0	-
Unsecured debt discount	0	(2,224)	0	(2,224)	(2,224)	-
Total	$54,173	$1,657,741	$538,036	$2,249,950	$1,823,149	4.29%

% of Total (at SITE share)	Consolidated	Interest Rate	Unconsolidated	Interest Rate	Total	Interest Rate
Fixed	100.0%	4.23%	65.5%	4.97%	97.9%	4.26%
Variable	0.0%	-	34.5%	5.60%	2.1%	5.60%

(1) Includes Consolidated & Unconsolidated Debt and assumes borrower extension options are exercised.
Note: Interest rate is GAAP at SITE Share.

SITE Centers Corp.

Debt Detail

$ in thousands
	Balance 100%	Balance SITE Share	Maturity Date	GAAP Interest Rate
Bank Debt
Unsecured Term Loan ($200m)	$200,000	$200,000	06/27	3.99%(1)
Unsecured Revolver ($950m)(2)	-	-	06/27	SOFR + 95
	$200,000	$200,000
Unsecured Debt
Unsecured Notes - 2023	87,189	87,189	05/23	3.52%
Unsecured Notes - 2024	65,569	65,569	08/24	4.07%
Unsecured Notes - 2025	456,437	456,437	02/25	3.79%
Unsecured Notes - 2026	398,910	398,910	02/26	4.43%
Unsecured Notes - 2027	449,636	449,636	06/27	4.80%
	$1,457,741	$1,457,741
Mortgage Debt
Concourse Village, FL	12,409	12,409	02/24	4.32%
DTP Loan Pool (10 assets)	364,320	72,864	04/24	4.97%
Larkin's Corner, PA	15,589	15,589	06/24	4.09%
DDRM Loan Pool B (7 assets)(3)	110,615	22,123	07/24	6.90%
Shoppes at Addison Place (North), FL	8,879	8,879	02/25	4.08%
Shoppes at Addison Place (South), FL	6,877	6,877	02/25	4.11%
Shoppes at Addison Place (Outlot), FL	1,319	1,319	02/25	4.08%
Southtown Center, FL	9,100	9,100	05/25	3.51%
RVIP IIIB, Deer Park, IL (SITE 26%)(4)	63,101	16,248	12/26	3.83%
	$592,209	$165,408

Consolidated & Unconsolidated Debt Subtotal	$2,249,950	$1,823,149
FMV Adjustment – Assumed Debt	737	737
Unamortized Loan Costs, Net	(8,573)	(6,245)
Total Consolidated & Unconsolidated Debt	$2,242,114	$1,817,641

Rate Type
Fixed	$2,076,234	$1,784,778	3.0 years	4.26%
Variable	173,716	38,371	2.5 years	5.60%
	$2,249,950	$1,823,149	3.0 years	4.29%
Perpetual Preferred Stock
Class A	175,000	175,000	N/A(5)	6.38%

Note: Maturity dates assume all borrower extension options are exercised. GAAP interest rates shown as swapped or capped all-in interest rate where applicable.
(1) Fixed all-in swap rate through June 2027.
(2) Excludes loan fees and unamortized loan costs.
(3) 3.00% SOFR Interest Rate Cap through July 2023.
(4) 1.00% SOFR Interest Rate Cap through December 2024. Debt shown at share excluding promote.
(5) Redeemable at par as of June 2022.

SITE Centers Corp.

Debt/Adjusted EBITDA

$ in thousands
	Twelve months ended December 31, 2022	Twelve months ended December 31, 2021
Consolidated
Consolidated net income to SITE	$168,719	$124,935
Interest expense	77,692	76,383
Income taxes, net	816	1,551
Depreciation and amortization	203,546	185,768
Adjustments for non-controlling interests	0	(664)
EBITDA	450,773	387,973
Impairment charges	2,536	7,270
Gain on sale and change in control of interests	(45,581)	(19,185)
Gain on disposition of real estate, net	(46,644)	(6,065)
EBITDAre	361,084	369,993
Equity in net income of JVs	(27,892)	(47,297)
Other (income) expense, net	1,886	6,636
JV OFFO (at SITE Share)	13,128	21,840
Adjusted EBITDA (1)	348,206	351,172

Consolidated debt-average	1,692,200	1,805,443
Partner share of consolidated debt-average	0	(4,630)
Loan costs, net-average	5,843	6,938
Face value adjustments-average	(951)	(1,272)
Cash and restricted cash-average	(32,233)	(57,184)
Average net effective debt	$1,664,859	$1,749,295

Debt/Adjusted EBITDA – Consolidated (2)	4.8x	5.0x

Pro rata including JVs
EBITDAre	345,465	344,399
Adjusted EBITDA	355,998	361,917

Consolidated net debt-average	1,664,859	1,749,295
JV debt (at SITE Share)-average	150,876	212,218
JV cash and restricted cash (at SITE Share)-average	(9,719)	(9,368)
Average net effective debt	$1,806,016	$1,952,145

Debt/Adjusted EBITDA – Pro Rata (2)	5.1x	5.4x

(1) See definition in the Non-GAAP Measures section.
(2) Excludes perpetual preferred stock.

SITE Centers Corp.

Unconsolidated Joint Ventures

$ and GLA in thousands
Joint Venture	SITE Own %	Number of Properties	Owned GLA	Leased Rate	ABR	4Q22 NOI at 100% (1)		Gross RE Assets	Debt Balance at 100% (2)
Chinese Institutional Investors DTP	20%	10	3,397	96.9%	$14.83	$12,315		$586,479	$364,320

Madison International DDRM	20%	7	1,240	91.8%	15.91	5,102		237,526	110,615

Prudential RVIP IIIB, Deer Park, IL	50%	1	356	75.0%	37.00	2,197		104,255	63,101
Total		18	4,993	94.0%	$16.20	$19,614		$928,260	$538,036
Property management fees						837	(1)
NOI from assets sold						49
Net operating income						$20,500	(3)

(1) Property management fees charged by SITE to the joint venture are included as an expense in NOI, although presented in the combined income statement on the next page in the Other Expense line item.

(2) Excludes unamortized loan costs, net of $2.9 million or $0.6 million at SITE's share.

(3) Amount agrees to the combined income statement of the joint ventures which includes a reconciliation of the Non-GAAP measure to the applicable GAAP measure. See calculation definition in the Non-GAAP Measures section.

SITE Centers Corp.

Unconsolidated Joint Ventures

Combined SITE JV Pro Rata Adjustments (1)

Income Statement Pro Rata Adjustments 4Q22		Balance Sheet Pro Rata Adjustments 4Q22
Revenues:		Assets:
Rental Income (2)	$6,153	Land	$43,075
Other income (3)	149	Buildings	133,165
	6,302	Improvements	15,014
Expenses:			191,254
Operating and maintenance	856	Depreciation	(47,685)
Real estate taxes	663		143,569
	1,519	Construction in progress and land	393
Net Operating Income	4,783	Real estate, net	143,962
		Investment in JVs	(1,338)
Other Income (expense):		Cash and restricted cash	9,797
Fee income	(383)	Receivables, net	2,416
Interest expense	(1,682)	Other assets, net	7,573
Depreciation and amortization	(2,153)	Total Assets	$162,410
Other income (expense), net	85
Loss before earnings from JVs	650	Liabilities and Equity:
Equity in net income of JVs	(424)	Mortgage debt	$110,620
Basis differences of JVs	63	Notes payable to SITE	619
Loss on disposition of real estate	(289)	Other liabilities	8,527
Net income	$0	Total Liabilities	119,766
		JVs share of equity	(1,338)
FFO Reconciliation 4Q22		Distributions in excess of net income	43,982
Loss before earnings from JVs	$650	Total Equity	42,644
Depreciation and amortization	2,153	Total Liabilities and Equity	$162,410
Basis differences of JVs	3
FFO at SITE's Ownership Interests	$2,806
OFFO at SITE's Ownership Interests	$2,803

(1) Information provided for SITE's share of JV investments and can be combined with SITE's consolidated financial statements for the same period.

(2) Rental Income:
Minimum rents	$4,101
Ground lease minimum rents	142
Straight-line rent, net	217
Amortization of (above) below market rent, net	86
Percentage and overage rent	195
Recoveries	1,269
Uncollectible revenue	143

(3) Other Income:
Ancillary and other rental income	143
Lease termination fees	6

SITE Centers Corp.

Unconsolidated Joint Ventures at 100%

$ in thousands
Combined Income Statement
	4Q22	4Q21	12M22	12M21
Revenues:
Rental income (1)	$26,210	$43,771	$129,942	$189,651
Other income (2)	618	1,165	2,552	5,908
	26,828	44,936	132,494	195,559
Expenses:
Operating and maintenance	3,536	7,118	19,599	28,994
Real estate taxes	2,792	5,056	15,720	24,397
	6,328	12,174	35,319	53,391

Net operating income	20,500	32,762	97,175	142,168

Other income (expense):
Interest expense	(7,495)	(10,481)	(34,055)	(43,379)
Depreciation and amortization	(9,395)	(16,309)	(46,518)	(66,618)
Impairment charges	0	0	(17,550)	0
Other income (expense), net	(1,189)	(3,268)	(12,303)	(12,074)
	2,421	2,704	(13,251)	20,097
Gain on disposition of real estate, net	(1,408)	53,803	120,097	89,935
Net income attributable to unconsolidated JVs	1,013	56,507	106,846	110,032
Depreciation and amortization	9,395	16,309	46,518	66,618
Impairment of real estate	0	0	17,550	0
Gain on disposition of real estate, net	1,408	(53,803)	(120,097)	(89,935)
FFO	$11,816	$19,013	$50,817	$86,715
FFO at SITE's ownership interests	$2,806	$4,638	$12,274	$21,703
Operating FFO at SITE's ownership interests	$2,803	$4,743	$13,128	$21,840
(1) Rental Income:
Minimum rents	$17,400	$31,169	$89,891	$129,804
Ground lease minimum rents	712	1,462	4,103	6,096
Straight-line rent, net	832	146	1,508	704
Amortization of (above) below market rent, net	432	422	1,811	1,975
Percentage and overage rent	737	844	1,919	1,693
Recoveries	5,292	9,684	29,388	42,991
Uncollectible revenue	805	44	1,322	6,388
(2) Other Income:
Ancillary and other rental income	590	1,119	2,351	3,687
Lease termination fees	28	46	201	2,221

Combined Balance Sheet
			At Period End
			4Q22	4Q21
Assets:
Land			$212,326	$378,442
Buildings			643,334	1,092,245
Improvements			70,636	123,313
			926,296	1,594,000
Depreciation			(220,642)	(441,215)
			705,654	1,152,785
Construction in progress and land			1,965	5,778
Real estate, net			707,619	1,158,563
Cash and restricted cash			44,809	37,535
Receivables, net			11,671	16,854
Other assets, net			36,272	49,029
Total Assets			800,371	1,261,981

Liabilities and Equity:
Mortgage debt			535,093	873,336
Notes and accrued interest payable to SITE			2,972	3,331
Other liabilities			41,588	51,473
Total Liabilities			579,653	928,140
Accumulated equity			220,718	333,841
Total Equity			220,718	333,841
Total Liabilities and Equity			$800,371	$1,261,981

SITE Centers Corp.

Property List

Note: GLA in thousands. Anchors include tenants greater than 20K SF.

#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	ABR PSF	Anchor Tenants
1	Chandler Center	Phoenix-Mesa-Scottsdale, AZ	Chandler	AZ	100%		7	$42.45	—
2	Shops at Power and Baseline	Phoenix-Mesa-Scottsdale, AZ	Mesa	AZ	100%		4	$56.22	—
3	Ahwatukee Foothills Towne Center	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	20%	DTP	691	$18.14	AMC Theatres, Best Buy, Big Lots, Burlington, HomeGoods, JOANN, Lina Home Furnishing, Marshalls, Michaels, OfficeMax, Ross Dress for Less, Sprouts Farmers Market
4	Arrowhead Crossing	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		353	$16.32	Burlington, DSW, Golf Galaxy, Hobby Lobby, HomeGoods, Nordstrom Rack, Staples, T.J. Maxx
5	Deer Valley Towne Center	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		190	$20.55	Michaels, PetSmart, Ross Dress for Less
6	Paradise Village Gateway	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		295	$25.38	PetSmart, Ross Dress for Less, Sun & Ski Sports
7	Artesia Village	Phoenix-Mesa-Scottsdale, AZ	Scottsdale	AZ	100%		21	$39.81	—
8	Northsight Plaza	Phoenix-Mesa-Scottsdale, AZ	Scottsdale	AZ	100%		10	$33.65	—
9	Broadway Center	Phoenix-Mesa-Scottsdale, AZ	Tempe	AZ	100%		11	$35.45	—
10	Buena Park Place	Los Angeles-Long Beach-Anaheim, CA	Buena Park	CA	100%		213	$17.58	Aldi, Kohl's, Michaels
11	Falcon Ridge Town Center	Los Angeles-Long Beach-Anaheim, CA	Fontana	CA	100%		277	$23.66	24 Hour Fitness, Michaels, Ross Dress for Less, Stater Bros Markets
12	The Pike Outlets	Los Angeles-Long Beach-Anaheim, CA	Long Beach	CA	100%		389	$23.67	Cinemark, H & M, Nike, Restoration Hardware
13	Creekside Plaza	Sacramento-Roseville-Arden-Arcade, CA	Roseville	CA	100%		32	$40.17	—
14	Ridge at Creekside	Sacramento-Roseville-Arden-Arcade, CA	Roseville	CA	100%		243	$20.04	Bed Bath & Beyond, buybuy BABY, Cost Plus World Market, Macy's Furniture Gallery, REI
15	La Fiesta Square	San Francisco-Oakland-Hayward, CA	Lafayette	CA	100%		53	$52.21	—
16	Lafayette Mercantile	San Francisco-Oakland-Hayward, CA	Lafayette	CA	100%		22	$58.64	—
17	Whole Foods at Bay Place	San Francisco-Oakland-Hayward, CA	Oakland	CA	100%		57	$51.02	Whole Foods
18	Hilltop Plaza	San Francisco-Oakland-Hayward, CA	Richmond	CA	20%	DDRM	246	$17.31	99 Cents Only, Century Theatre, City Sports Club, dd's Discounts, Ross Dress for Less
19	1000 Van Ness	San Francisco-Oakland-Hayward, CA	San Francisco	CA	100%		122	$37.66	CGV Cinemas
20	Centennial Promenade	Denver-Aurora-Lakewood, CO	Centennial	CO	100%		443	$21.29	Conn's, Golf Galaxy, HomeGoods, Michaels, Ross Dress for Less, Stickley Furniture, Total Wine & More
21	Chapel Hills	Denver-Aurora-Lakewood, CO	Colorado Springs	CO	100%		450	$13.39	Barnes & Noble, Best Buy, Burlington, DSW, Nordstrom Rack, Old Navy, Pep Boys, PetSmart, Ross Dress for Less, Urban Air Adventure Park, Whole Foods
22	Shops on Montview	Denver-Aurora-Lakewood, CO	Denver	CO	100%		9	$38.68	—
23	University Hills	Denver-Aurora-Lakewood, CO	Denver	CO	100%		236	$20.37	King Soopers, Marshalls, Michaels
24	FlatAcres MarketCenter/Parker Pavilions	Denver-Aurora-Lakewood, CO	Parker	CO	100%		232	$19.36	24 Hour Fitness, Bed Bath & Beyond, Michaels, Office Depot
25	Guilford Commons	Hartford-West Hartford-East Hartford, CT	Guilford	CT	100%		129	$18.32	Bed Bath & Beyond, The Fresh Market
26	Connecticut Commons	Hartford-West Hartford-East Hartford, CT	Plainville	CT	20%	DTP	561	$13.69	AMC Theatres, Dick's Sporting Goods, DSW, Kohl's, Lowe's, Marshalls, Old Navy, PetSmart
27	Windsor Court	Hartford-West Hartford-East Hartford, CT	Windsor	CT	100%		79	$19.89	Stop & Shop
28	Shoppes at Paradise Pointe	Crestview-Fort Walton Beach-Destin, FL	Fort Walton Beach	FL	100%		84	$12.71	Publix
29	Melbourne Shopping Center	Palm Bay-Melbourne-Titusville, FL	Melbourne	FL	100%		211	$9.08	Big Lots, Club 4 Fitness, Publix
30	Shops at Boca Center	Miami-Fort Lauderdale-West Palm Beach, FL	Boca Raton	FL	100%		117	$41.00	Total Wine & More
31	Village Square at Golf	Miami-Fort Lauderdale-West Palm Beach, FL	Boynton Beach	FL	100%		135	$22.16	—
32	Shoppes at Addison Place	Miami-Fort Lauderdale-West Palm Beach, FL	Delray Beach	FL	100%		56	$46.33	—
33	Concourse Village	Miami-Fort Lauderdale-West Palm Beach, FL	Jupiter	FL	100%		134	$17.86	Ross Dress for Less, T.J. Maxx
34	The Shops at Midtown Miami	Miami-Fort Lauderdale-West Palm Beach, FL	Miami	FL	100%		467	$21.83	Dick's Sporting Goods, HomeGoods, Marshalls, Nordstrom Rack, Ross Dress for Less, Target, west elm
35	The Fountains	Miami-Fort Lauderdale-West Palm Beach, FL	Plantation	FL	100%		430	$16.79	Dick's Sporting Goods, JOANN, Kohl's, Marshalls/HomeGoods, Total Wine & More, Urban Air Trampoline & Adventure Park
36	Midway Plaza	Miami-Fort Lauderdale-West Palm Beach, FL	Tamarac	FL	100%		228	$14.53	Publix, Ross Dress for Less

SITE Centers Corp.

Property List

Note: GLA in thousands. Anchors include tenants greater than 20K SF.

#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	ABR PSF	Anchor Tenants
37	Carillon Place	Naples-Immokalee-Marco Island, FL	Naples	FL	100%		265	$15.79	Bealls Outlet, DSW, OfficeMax, Ross Dress for Less, T.J. Maxx, Walmart Neighborhood Market
38	Casselberry Commons	Orlando-Kissimmee-Sanford, FL	Casselberry	FL	100%		246	$15.75	Burlington, Publix, Ross Dress for Less, T.J. Maxx
39	Lee Vista Promenade	Orlando-Kissimmee-Sanford, FL	Orlando	FL	100%		314	$17.42	Academy Sports, Bealls Outlet, Epic Theatres, HomeGoods, Michaels, Ross Dress for Less
40	Millenia Crossing	Orlando-Kissimmee-Sanford, FL	Orlando	FL	100%		100	$25.41	Nordstrom Rack
41	Winter Garden Village	Orlando-Kissimmee-Sanford, FL	Winter Garden	FL	100%		759	$21.57	Bealls, Bed Bath & Beyond, Best Buy, Burlington, Forever 21, Havertys, JOANN, LA Fitness, Marshalls, PetSmart, Ross Dress for Less, Staples
42	Lake Brandon Plaza	Tampa-St. Petersburg-Clearwater, FL	Brandon	FL	100%		178	$14.51	JOANN, Nordstrom Rack, Publix, Total Wine & More
43	Lake Brandon Village	Tampa-St. Petersburg-Clearwater, FL	Brandon	FL	100%		114	$15.64	buybuy BABY, PetSmart, Sprouts Farmers Market
44	The Collection at Brandon Boulevard	Tampa-St. Petersburg-Clearwater, FL	Brandon	FL	100%		222	$13.73	Bealls Outlet, Chuck E. Cheese's, Crunch Fitness, Kane Furniture
45	The Shoppes of Boot Ranch	Tampa-St. Petersburg-Clearwater, FL	Palm Harbor	FL	100%		52	$28.07	—
46	North Pointe Plaza	Tampa-St. Petersburg-Clearwater, FL	Tampa	FL	100%		108	$15.32	Publix
47	Southtown Center	Tampa-St. Petersburg-Clearwater, FL	Tampa	FL	100%		44	$35.92	—
48	The Shoppes at New Tampa	Tampa-St. Petersburg-Clearwater, FL	Wesley Chapel	FL	100%		155	$15.77	Publix, Ross Dress for Less
49	Shoppes of Crabapple	Atlanta-Sandy Springs-Roswell, GA	Alpharetta	GA	100%		8	$28.93	—
50	Hammond Springs	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	100%		69	$30.19	—
51	Parkwood Shops	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	100%		20	$25.39	—
52	Perimeter Pointe	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	100%		360	$19.32	Dick's Sporting Goods, HomeGoods, LA Fitness, Regal Cinemas
53	Cumming Marketplace	Atlanta-Sandy Springs-Roswell, GA	Cumming	GA	100%		310	$14.04	Lowe's, Marshalls, Michaels, OfficeMax
54	Cumming Town Center	Atlanta-Sandy Springs-Roswell, GA	Cumming	GA	100%		311	$16.36	Ashley Furniture HomeStore, Best Buy, Burlington, Dick's Sporting Goods, T.J. Maxx/HomeGoods
55	Sharon Greens	Atlanta-Sandy Springs-Roswell, GA	Cumming	GA	100%		98	$12.82	Kroger
56	Hairston Crossing	Atlanta-Sandy Springs-Roswell, GA	Decatur	GA	20%	DDRM	58	$9.65	Goodwill
57	Market Square	Atlanta-Sandy Springs-Roswell, GA	Douglasville	GA	100%		125	$12.71	Aaron's
58	Towne Center Prado	Atlanta-Sandy Springs-Roswell, GA	Marietta	GA	20%	DTP	287	$13.46	Going Going Gone, Publix, Ross Dress for Less
59	Sandy Plains Village	Atlanta-Sandy Springs-Roswell, GA	Roswell	GA	100%		174	$13.98	Movie Tavern, Painted Tree Marketplace
60	Presidential Commons	Atlanta-Sandy Springs-Roswell, GA	Snellville	GA	100%		274	$15.24	Burlington, buybuy BABY, JOANN, Kroger
61	Johns Creek Town Center	Atlanta-Sandy Springs-Roswell, GA	Suwanee	GA	100%		303	$16.09	Kohl's, Market By Macy's, Michaels, PetSmart, Sprouts Farmers Market, Staples
62	3030 North Broadway	Chicago-Naperville-Elgin, IL-IN-WI	Chicago	IL	100%		132	$34.45	Mariano's, XSport Fitness
63	The Maxwell	Chicago-Naperville-Elgin, IL-IN-WI	Chicago	IL	100%		240	$27.18	Burlington, Dick's Sporting Goods, Nordstrom Rack, T.J. Maxx
64	Deer Park Town Center	Chicago-Naperville-Elgin, IL-IN-WI	Deer Park	IL	50%	RVIP IIIB	357	$32.77	Century Theatre, Crate & Barrel, Gap
65	Woodfield Village Green	Chicago-Naperville-Elgin, IL-IN-WI	Schaumburg	IL	100%		390	$22.75	Bloomingdale's The Outlet Store, Container Store, HomeGoods, Marshalls, Michaels, Nordstrom Rack, PetSmart, Sierra Trading Post, Trader Joe's
66	Brookside Marketplace	Chicago-Naperville-Elgin, IL-IN-WI	Tinley Park	IL	20%	DTP	317	$15.68	Best Buy, Dick's Sporting Goods, HomeGoods, Michaels, PetSmart, Ross Dress for Less, T.J. Maxx
67	Highland Grove Shopping Center	Chicago-Naperville-Elgin, IL-IN-WI	Highland	IN	20%	DDRM	312	$15.61	Burlington, Kohl's, Michaels
68	Gateway Center	Boston-Cambridge-Newton, MA-NH	Everett	MA	100%		640	$17.23	Costco, Dollar Tree, Home Depot, Michaels, Old Navy, Target, Total Wine & More
69	Shoppers World	Boston-Cambridge-Newton, MA-NH	Framingham	MA	100%		781	$25.47

AMC Theatres, Barnes & Noble, Best Buy, DSW, Golf Galaxy, Hobby Lobby, HomeSense, Kohl's, Macy's Furniture Gallery, Marshalls, Michaels, Nordstrom Rack, PetSmart, Public Lands, Sierra Trading Post, T.J. Maxx

70	Independence Commons	Kansas City, MO-KS	Independence	MO	20%	DTP	386	$15.51	AMC Theatres, Best Buy, Bob's Discount Furniture, Kohl's, Marshalls, Ross Dress for Less
71	The Promenade at Brentwood	St. Louis, MO-IL	Brentwood	MO	100%		338	$15.71	Burlington, Micro Center, PetSmart, Target, Trader Joe's
72	East Hanover Plaza	New York-Newark-Jersey City, NY-NJ-PA	East Hanover	NJ	100%		98	$21.11	HomeGoods, HomeSense
73	Edgewater Towne Center	New York-Newark-Jersey City, NY-NJ-PA	Edgewater	NJ	100%		76	$29.60	Whole Foods
74	Freehold Marketplace	New York-Newark-Jersey City, NY-NJ-PA	Freehold	NJ	100%		21	$37.18	—
75	Route 22 Retail Center	New York-Newark-Jersey City, NY-NJ-PA	Union	NJ	20%	DTP	112	$15.90	Big Lots, Dick's Sporting Goods

SITE Centers Corp.

Property List

Note: GLA in thousands. Anchors include tenants greater than 20K SF.

#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	ABR PSF	Anchor Tenants
76	West Falls Plaza	New York-Newark-Jersey City, NY-NJ-PA	Woodland Park	NJ	20%	DDRM	91	$21.45	andThat!, Cost Plus World Market
77	Echelon Village Plaza	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Voorhees	NJ	100%		89	$12.58	The Edge Fitness Clubs
78	Hamilton Marketplace	Trenton, NJ	Hamilton	NJ	100%		550	$20.23	Barnes & Noble, Bed Bath & Beyond, Kohl's, Michaels, Ross Dress for Less, ShopRite, Staples
79	Nassau Park Pavilion	Trenton, NJ	Princeton	NJ	100%		750	$15.64	At Home, Best Buy, Burlington, Dick's Sporting Goods, HomeGoods, HomeSense, Michaels, PetSmart, Raymour & Flanigan, T.J. Maxx, Wegmans
80	The Hub	New York-Newark-Jersey City, NY-NJ-PA	Hempstead	NY	100%		249	$13.27	Home Depot, Stop & Shop
81	Belgate Shopping Center	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	100%		289	$16.79	Burlington, Cost Plus World Market, Hobby Lobby, Marshalls, Old Navy, PetSmart, T.J. Maxx
82	Carolina Pavilion	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	100%		701	$14.10

AMC Theatres, American Freight Outlet Stores, AutoZone, Bed Bath & Beyond, Big Lots, Burlington, buybuy BABY, Conn's, Floor & Decor, Frontgate Outlet Store, JOANN, Nordstrom Rack, Old Navy, Ross Dress for Less, Value City Furniture

83	Cotswold Village	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	100%		263	$25.19	Harris Teeter, Marshalls, PetSmart
84	The Shops at The Fresh Market	Charlotte-Concord-Gastonia, NC-SC	Cornelius	NC	100%		132	$18.73	The Fresh Market
85	Shoppes at Oliver's Crossing	Greensboro-High Point, NC	Winston Salem	NC	20%	DDRM	77	$14.71	Lowes Foods
86	Meadowmont Village	Raleigh, NC	Chapel Hill	NC	20%	DDRM	185	$22.60	Harris Teeter
87	Poyner Place	Raleigh, NC	Raleigh	NC	20%	DTP	252	$16.45	Cost Plus World Market, Marshalls, Michaels, Ross Dress for Less, Target, Urban Air Trampoline & Adventure Park
88	University Centre	Wilmington, NC	Wilmington	NC	20%	DTP	418	$11.33	Bed Bath & Beyond, Lowe's, Old Navy, Ollie's Bargain Outlet, Ross Dress for Less
89	Kenwood Square	Cincinnati, OH-KY-IN	Cincinnati	OH	100%		427	$18.87	Dick's Sporting Goods, Macy's Furniture Gallery, Marshalls/HomeGoods, Michaels, T.J. Maxx, The Fresh Market
90	Waterstone Center	Cincinnati, OH-KY-IN	Mason	OH	100%		162	$17.15	Best Buy, Michaels, Ross Dress for Less
91	Stow Community Center	Cleveland-Elyria, OH	Stow	OH	100%		406	$12.30	Giant Eagle, Hobby Lobby, HomeGoods, Kohl's, T.J. Maxx
92	West Bay Plaza	Cleveland-Elyria, OH	Westlake	OH	100%		147	$23.14	Fresh Thyme Farmers Market, HomeSense
93	Easton Market	Columbus, OH	Columbus	OH	100%		502	$15.28	Bed Bath & Beyond, buybuy BABY, DSW, HomeGoods, Marshalls, Michaels, Nordstrom Rack, PetSmart, Ross Dress for Less, Sierra Trading Post, T.J. Maxx, Value City Furniture
94	Polaris Towne Center	Columbus, OH	Columbus	OH	100%		459	$16.88	Best Buy, Big Lots, JOANN, Kroger, OfficeMax, T.J. Maxx
95	Springfield Commons	Toledo, OH	Toledo	OH	20%	DDRM	272	$11.72	Burlington, Kohl's, Planet Fitness
96	Tanasbourne Town Center	Portland-Vancouver-Hillsboro, OR-WA	Hillsboro	OR	100%		285	$21.56	Bed Bath & Beyond, Marshalls, Michaels, Ross Dress for Less, Sierra Trading Post
97	The Blocks	Portland-Vancouver-Hillsboro, OR-WA	Portland	OR	100%		97	$35.71	—
98	Southmont Plaza	Allentown-Bethlehem-Easton, PA-NJ	Easton	PA	100%		251	$16.11	Barnes & Noble, Bed Bath & Beyond, Best Buy, Dick's Sporting Goods, Michaels, Staples
99	Larkin's Corner	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Boothwyn	PA	100%		225	$9.70	ACME, Walmart
100	Ashley Crossing	Charleston-North Charleston, SC	Charleston	SC	20%	DTP	208	$11.17	Food Lion, JOANN, Kohl's, Marshalls
101	Wando Crossing	Charleston-North Charleston, SC	Mount Pleasant	SC	100%		214	$15.61	Ashley Furniture HomeStore, Marshalls, Michaels, T.J. Maxx, Total Wine & More
102	Midtowne Park	Greenville-Anderson-Mauldin, SC	Anderson	SC	100%		167	$9.89	Dick's Sporting Goods, HomeGoods, Kohl's
103	Cool Springs Pointe	Nashville-Davidson-Murfreesboro-Franklin, TN	Brentwood	TN	100%		198	$15.94	Best Buy, Restoration Hardware, Ross Dress for Less
104	Vintage Plaza	Austin, TX	Round Rock	TX	100%		41	$27.70	—
105	The Marketplace at Highland Village	Dallas-Fort Worth-Arlington, TX	Highland Village	TX	100%		207	$18.72	DSW, LA Fitness, T.J. Maxx/HomeGoods
106	Shops at Tanglewood	Houston-The Woodlands-Sugar Land, TX	Houston	TX	100%		26	$46.45	—
107	Bandera Pointe	San Antonio-New Braunfels, TX	San Antonio	TX	100%		490	$12.58	Barnes & Noble, Gold's Gym, JOANN, Lowe's, Old Navy, PetSmart, Ross Dress for Less, T.J. Maxx, Urban Air Trampoline & Adventure Park

SITE Centers Corp.

Property List

Note: GLA in thousands. Anchors include tenants greater than 20K SF.

#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	ABR PSF	Anchor Tenants
108	Terrell Plaza	San Antonio-New Braunfels, TX	San Antonio	TX	100%		108	$20.15	Ross Dress for Less
109	Village at Stone Oak	San Antonio-New Braunfels, TX	San Antonio	TX	100%		442	$18.75	Alamo Drafthouse Cinema, Hobby Lobby, HomeGoods, Ross Dress for Less
110	Emmet Street North	Charlottesville, VA	Charlottesville	VA	100%		2	$86.32	—
111	Emmet Street Station	Charlottesville, VA	Charlottesville	VA	100%		11	$51.82	—
112	Commonwealth Center	Richmond, VA	Midlothian	VA	20%	DTP	166	$17.94	Michaels, The Fresh Market
113	Downtown Short Pump	Richmond, VA	Richmond	VA	100%		126	$23.59	Barnes & Noble, Regal Cinemas
114	White Oak Village	Richmond, VA	Richmond	VA	100%		432	$15.81	JCPenney, K&G Fashion Superstore, Michaels, PetSmart, Publix
115	Boulevard Marketplace	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		19	$40.79	—
116	Fairfax Marketplace	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		19	$55.14	—
117	Fairfax Pointe	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		10	$49.39	—
118	Fairfax Towne Center	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		253	$20.46	Bed Bath & Beyond, JOANN, Regal Cinemas, Safeway, T.J. Maxx
119	Springfield Center	Washington-Arlington-Alexandria, DC-VA-MD-WV	Springfield	VA	100%		177	$23.76	Barnes & Noble, Bed Bath & Beyond, DSW, Marshalls, Michaels, The Tile Shop

DDRM - DDRM Properties
DTP - Dividend Trust Portfolio
RVIP IIIB - Deer Park, IL

SITE Centers Corp.

Notable Accounting and Supplemental Policies

The information contained in the Quarterly Financial Supplement does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information. The Company’s Quarterly Financial Supplement should be read in conjunction with the Company’s Form 10-K and Form 10-Q.

Rental Income (Revenues)

•
Percentage and overage rents that are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.
•
Tenant reimbursements are recognized in the period in which the expenses are incurred.
•
Lease termination fees are recognized upon termination of a tenant’s lease when the Company has no further obligations under the lease.

Lease Modification Accounting

•
Elected not to apply lease modification accounting to lease amendments in which the total amount of rent due under the lease is substantially the same and there has been no increase in the lease term. A majority of the Company’s concession amendments within this category provide for the deferral of rental payments to a later date within the remaining lease term.
•
If abatements are granted as part of a lease amendment, the Company has elected to not treat the abatements as variable rent and instead will record the concession’s impact over the tenant’s remaining lease term on a straight-line basis. Modifications to leases that involve an increase in the lease term have been treated as a lease modification.
•
For those tenants where the Company is unable to assert that collection of amounts due over the lease term is probable, regardless if the Company has entered into a deferral agreement to extend the payment terms, the Company has categorized these tenants on the cash basis of accounting. As a result, no rental income is recognized from such tenants once they have been placed on the cash basis of accounting until payments are received and all existing accounts receivable relating to these tenants have been reserved in full, including straight-line rental income. The Company will remove the cash basis designation and resume recording rental income from such tenants during the period earned at such time it believes collection from the tenants is probable based upon a demonstrated payment history or recapitalization event.

General and Administrative Expenses

•
General and administrative expenses include certain internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred.
•
The Company does not capitalize any executive officer compensation.
•
General and administrative expenses include executive property management compensation and related expenses. Property management services’ direct compensation is reflected in operating and maintenance expenses.

Deferred Financing Costs

•
Costs incurred in obtaining term financing are included as a reduction of the related debt liability and costs incurred related to the revolving credit facilities are included in other assets on the consolidated balance sheets. All costs are amortized on a straight-line basis over the term of the related debt agreement; such amortization is reflected as interest expense in the consolidated income statements.

SITE Centers Corp.

Notable Accounting and Supplemental Policies

Real Estate

•
Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property's estimated undiscounted future cash flows, including estimated proceeds from disposition.
•
Construction in progress includes shopping center developments and significant expansions and redevelopments.
•
Acquisitions of a partner’s interest in an unconsolidated joint venture in which a change of control has occurred are recorded at fair value.
•
Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	31.5 to 40 years
Building Improvements	3 to 20 years
Furniture/Fixtures/ Tenant Improvements	Shorter of economic life or lease terms

Capitalization

•
Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures that improve or extend the life of the asset are capitalized.
•
The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.
•
Interest expense and real estate taxes incurred during construction are capitalized and depreciated over the building life. The Company does not capitalize interest on land held for development which is on hold and is not undergoing any development activities.

Gains on Sales of Real Estate

•
Gains on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

Leasing Spreads

•
Cash Leasing Spreads are calculated by comparing the prior tenant's annual base rent in the final year of the prior lease to the executed tenant's annual base rent in the first year of the executed lease.
•
Straight-Lined Leasing Spreads are calculated by comparing the prior tenant's average base rent over the prior lease term to the executed tenant's average base rent over the term of the executed lease.
•
For both Cash and Straight-Lined Leasing Spreads, the reported calculations of "Comparable", only includes deals executed within one year of the date that the prior tenant vacated. Deals executed after one year of the date the prior tenant vacated, deals which are a combination of existing units, new leases at “Major Redevelopment” properties, and deals for units vacant at the time of acquisition are considered non-comparable and excluded from the calculation.

Net Effective Rents

•
Net effective rents are calculated as a weighted average per rentable square foot over the lease term with full consideration for all costs associated with leasing the space rather than pro rata costs. Landlord work represents property level improvements associated with the lease transactions; however, those improvements are attributed to the landlord's property value and typically extend the life of the asset in excess of the lease term.

SITE Centers Corp.

Non-GAAP Measures

Performance Measures

FFO and Operating FFO

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs. FFO and Operating FFO are frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO excludes GAAP historical cost depreciation and amortization of real estate and real estate investments, which assume that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions, and many companies use different depreciable lives and methods. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from depreciable property dispositions, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and acquisition, disposition and development activities. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with GAAP), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and equity income (loss) from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT.

The Company believes that certain charges, income and gains recorded in its operating results are not comparable or reflective of its core operating performance. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. As a result, the Company also computes Operating FFO and discusses it with the users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO. Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio. Such adjustments include write-off of preferred share original issuance costs, gains/losses on the early extinguishment of debt, certain transaction fee income, transaction costs and other restructuring type costs. The disclosure of these adjustments is regularly requested by users of the Company’s financial statements. The adjustment for these charges, income and gains may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO. Additionally, the Company provides no assurances that these charges, income and gains are non-recurring. These charges, income and gains could be reasonably expected to recur in future results of operations.

These measures of performance are used by the Company for several business purposes and by other REITs. The Company uses FFO and/or Operating FFO in part (i) as a disclosure to improve the understanding of the Company’s operating results among the investing public, (ii) as a measure of a real estate asset’s performance, (iii) to influence acquisition, disposition and capital investment strategies and (iv) to compare the Company’s performance to that of other publicly traded shopping center REITs. For the reasons described above, management believes that FFO and Operating FFO provide the Company and investors with an important indicator of the Company’s operating performance. They provide recognized measures of performance other than GAAP net income, which may include non-cash items (often significant). Other real estate companies may calculate FFO and Operating FFO in a different manner.

SITE Centers Corp.

Non-GAAP Measures

In calculating the expected range for or amount of net (loss) income attributable to common shareholders to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gain and losses from the disposition of real estate property, potential impairments and reserves of real estate property and related investments, debt extinguishment costs or certain transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

Management recognizes the limitations of FFO and Operating FFO when compared to GAAP’s net income. FFO and Operating FFO do not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use FFO or Operating FFO as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with GAAP, and neither is necessarily indicative of cash available to fund cash needs. Neither FFO nor Operating FFO should be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. FFO and Operating FFO are simply used as additional indicators of the Company’s operating performance. The Company believes that to further understand its performance, FFO and Operating FFO should be compared with the Company’s reported net income (loss) and considered in addition to cash flows determined in accordance with GAAP, as presented in its condensed consolidated financial statements. Reconciliations of these measures to their most directly comparable GAAP measure of net income (loss) have been provided herein.

Net Operating Income (“NOI”) and Same Store Net Operating Income (“SSNOI”)

The Company uses NOI, which is a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company also presents NOI information on a same store basis, or SSNOI. The Company defines SSNOI as property revenues less property-related expenses, which exclude straight-line rental income and reimbursements and expenses, lease termination income, management fee expense, fair market value of leases and expense recovery adjustments. SSNOI includes assets owned in comparable periods (15 months for prior period comparisons). In addition, SSNOI is presented including activity associated with major and tactical redevelopment. In addition, SSNOI excludes all non-property and corporate level revenue and expenses. Other real estate companies may calculate NOI and SSNOI in a different manner. The Company believes SSNOI at its effective ownership interest provides investors with additional information regarding the operating performances of comparable assets because it excludes certain non-cash and non-comparable items as noted above. SSNOI is frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs.

SSNOI is not, and is not intended to be, a presentation in accordance with GAAP. SSNOI information has its limitations as it excludes any capital expenditures associated with the re-leasing of tenant space or as needed to operate the assets. SSNOI does not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use SSNOI as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. SSNOI does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. SSNOI should not be considered as an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. A reconciliation of SSNOI to its most directly comparable GAAP measure of net income (loss) has been provided herein. In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the assumed range of 2023 SSNOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliation without unreasonable effort due to the multiple components of the calculation which only includes properties owned for comparable periods and excludes all corporate level activity as noted above.

SITE Centers Corp.

Non-GAAP Measures

Other Measures

SITE Pro Rata Share Financial Information

The Company believes that the SITE pro rata share of its joint ventures presented in the quarterly supplement is not, and is not intended to be, a presentation in accordance with GAAP. SITE share financial information is frequently used by the real estate industry including securities analysts, investors and other interested parties to evaluate the performance of SITE compared to other REITs. Other real estate companies may calculate such information in a different manner.

SITE does not control the unconsolidated joint ventures and the presentations of SITE JV Pro Rata Adjustments of the unconsolidated joint ventures presented in the quarterly supplement do not represent the Company’s legal claim to such items. The Company provides this information because the Company believes it assists investors and analysts in estimating the effective interest in SITE’s unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of this information has limitations as an analytical tool. Because of the limitations, this information should not be considered in isolation or as a substitute for the Company’s financial statements as reported under GAAP.

Debt/Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)

The Company uses the ratio Debt to Adjusted EBITDA (“Debt/Adjusted EBITDA”) as it believes it provides a meaningful metric as it relates to the Company’s ability to meet various leverage tests for the corresponding periods.

The Components of Debt/Adjusted EBITDA include net effective debt divided by adjusted EBITDA (trailing twelve months), as opposed to net income determined in accordance with GAAP. Adjusted EBITDA is calculated as net income attributable to SITE before interest, income taxes, depreciation and amortization for the trailing twelve months and further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. Net effective debt is calculated as the average of the Company’s consolidated debt outstanding excluding unamortized loan costs and fair market value adjustments, less cash and restricted cash as of the beginning of the twelve-month period and the balance sheet date presented. Such amounts are calculated at the Company’s proportionate share of ownership.

The Company also calculates EBITDAre as net income attributable to SITE before interest, income taxes, depreciation and amortization, gains and losses from disposition of real estate property and related investments, impairment charges on real estate property and related investments, including gain and losses from changes in control, all for the trailing twelve months. Such amount is also calculated at the Company’s proportionate share of ownership.

Adjusted EBITDA should not be considered as an alternative to earnings as an indicator of the Company’s financial performance, or an alternative to cash flow from operating activities as a measure of liquidity. The Company’s calculation of Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from Adjusted EBITDA are significant components in understanding and assessing the Company’s financial condition. The reconciliations of Adjusted EBITDA and net effective debt used in the consolidated and prorata Debt/Adjusted EBITDA ratios to their most directly comparable GAAP measures of net income (loss) and debt have been provided in the Debt Summary section.

SITE Centers Corp.

Portfolio Summary at 100%

GLA in thousands
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Shopping Center Summary
Operating Centers – 100%	119	122	132	138	136
Wholly Owned - SITE	101	103	99	92	89
JV Portfolio	18	19	33	46	47

Owned and Ground Lease GLA – 100%	26,982	28,159	30,755	32,142	32,007
Wholly Owned - SITE	21,989	23,118	23,231	23,235	22,856
JV Portfolio – 100%	4,993	5,041	7,524	8,907	9,151
Unowned GLA – 100%	8,938	9,397	9,855	10,229	10,229

Quarterly Operational Overview
SITE (100%)
Base Rent PSF	$18.96	$18.62	$18.07	$17.72	$17.52
Base Rent PSF < 10K	$30.46	$30.02	$29.13	$28.21	$27.76
Base Rent PSF > 10K	$15.29	$15.10	$14.63	$14.52	$14.42
Commenced Rate	92.3%	91.4%	91.0%	90.2%	89.9%
Leased Rate	95.3%	94.9%	94.3%	93.1%	92.5%
Leased Rate < 10K SF	89.8%	88.5%	87.3%	86.0%	84.9%
Leased Rate > 10K SF	97.2%	97.0%	96.8%	95.6%	95.1%

Wholly Owned SITE
Base Rent PSF	$19.61	$19.18	$19.06	$18.74	$18.52
Leased Rate	95.6%	95.2%	94.6%	93.3%	92.8%
Leased Rate < 10K SF	90.9%	89.6%	87.6%	86.2%	85.1%
Leased Rate > 10K SF	97.3%	97.2%	97.0%	95.7%	95.4%

Joint Venture (100%)
Base Rent PSF	$16.20	$16.18	$15.25	$15.22	$15.15
Leased Rate	94.0%	93.2%	93.6%	92.6%	91.6%
Leased Rate < 10K SF	84.3%	83.3%	86.4%	85.2%	84.3%
Leased Rate > 10K SF	97.0%	96.3%	96.2%	95.2%	94.3%

Joint Venture at Pro Rata Share
Base Rent PSF	$17.64	$17.62	$16.26	$16.33	$16.22
Leased Rate	92.2%	91.4%	92.4%	92.1%	91.6%
Leased Rate < 10K SF	80.4%	79.4%	83.7%	83.2%	83.8%
Leased Rate > 10K SF	96.7%	96.0%	96.0%	95.4%	94.6%

SITE Centers Corp.

Leasing Summary

Wholly Owned at 100%

Leasing Activity
	Comparable Pool						Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Straight-lined	Term	Count	GLA	ABR PSF	Term
New Leases
4Q22	15	63,666	$26.69	55.7%	72.8%	8.5	38	183,031	$22.29	9.0
3Q22	16	60,977	$28.00	10.8%	23.5%	9.3	44	200,072	$25.81	9.2
2Q22	16	118,528	$21.36	34.6%	60.8%	13.7	49	416,058	$18.05	10.7
1Q22	19	110,898	$18.34	15.1%	19.0%	8.7	53	260,589	$23.00	9.8
	66	354,069	$22.51	26.9%	41.6%	10.4	184	1,059,750	$21.47	9.8

Renewals
4Q22	64	605,713	$20.22	7.6%	11.1%	5.2	64	605,713	$20.22	5.2
3Q22	103	1,221,423	$16.39	7.1%	9.9%	5.3	103	1,221,423	$16.39	5.3
2Q22	77	675,392	$19.68	4.8%	8.3%	5.3	77	675,392	$19.68	5.3
1Q22	74	574,783	$17.30	5.6%	10.2%	4.8	74	574,783	$17.30	4.8
	318	3,077,311	$18.03	6.3%	9.8%	5.2	318	3,077,311	$18.03	5.2

New + Renewals
4Q22	79	669,379	$20.84	11.8%	16.5%	5.5	102	788,744	$20.70	6.1
3Q22	119	1,282,400	$16.94	7.4%	10.9%	5.6	147	1,421,495	$17.71	6.1
2Q22	93	793,920	$19.93	8.6%	14.9%	6.7	126	1,091,450	$19.06	7.3
1Q22	93	685,681	$17.47	7.1%	11.7%	5.5	127	835,372	$19.08	6.7
	384	3,431,380	$18.50	8.5%	13.2%	5.8	502	4,137,061	$18.91	6.5

Net Effective Rents
			Capex PSF				NER
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term
New Leases (1)
4Q22	175,120	$22.35	$2.61	$3.74	$1.13	$7.48	$14.87	9.0
3Q22	193,195	$27.00	$3.87	$2.78	$1.36	$8.01	$18.99	9.1
2Q22	411,277	$18.94	$3.70	$2.41	$0.79	$6.90	$12.04	10.8
1Q22	249,417	$23.36	$2.85	$3.87	$1.10	$7.82	$15.54	9.8
	1,029,009	$22.11	$3.41	$3.08	$1.03	$7.52	$14.59	9.8

Renewals
4Q22	605,713	$20.55	$0.81	$0.01	$0.03	$0.85	$19.70	5.2
3Q22	1,221,423	$16.56	$0.14	$0.00	$0.00	$0.14	$16.42	5.3
2Q22	675,392	$19.97	$0.17	$0.00	$0.02	$0.19	$19.78	5.3
1Q22	574,783	$17.59	$0.04	$0.01	$0.00	$0.05	$17.54	4.8
	3,077,311	$18.29	$0.26	$0.00	$0.01	$0.27	$18.02	5.2

New + Renewals
4Q22	780,833	$20.95	$1.41	$1.24	$0.40	$3.05	$17.90	6.1
3Q22	1,414,618	$17.99	$0.90	$0.57	$0.28	$1.75	$16.24	6.0
2Q22	1,086,669	$19.58	$2.16	$1.36	$0.46	$3.98	$15.60	7.2
1Q22	824,200	$19.34	$1.30	$1.76	$0.50	$3.56	$15.78	6.6
	4,106,320	$19.24	$1.45	$1.17	$0.40	$3.02	$16.22	6.4

(1) New Leases exclude redevelopment activity.

SITE Centers Corp.

Leasing Summary

Unconsolidated Joint Ventures at 100%

Leasing Activity
	Comparable Pool						Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Straight-lined	Term	Count	GLA	ABR PSF	Term
New Leases
4Q22	2	1,970	$24.27	(6.5%)	(1.3%)	6.2	6	50,136	$15.44	9.6
3Q22	0	0	$0.00	---%	---%	0.0	2	48,970	$9.99	9.1
2Q22	4	37,795	$13.64	(15.1%)	(8.7%)	9.6	12	75,968	$15.73	8.8
1Q22	5	52,105	$13.67	20.7%	33.0%	7.9	18	155,261	$15.03	9.0
	11	91,870	$13.88	2.2%	11.0%	8.5	38	330,335	$14.51	9.0

Renewals
4Q22	17	176,766	$16.83	9.0%	12.8%	4.4	17	176,766	$16.83	4.4
3Q22	11	96,129	$15.58	9.0%	13.1%	4.6	11	96,129	$15.58	4.6
2Q22	40	353,948	$14.71	4.8%	8.4%	5.2	40	353,948	$14.71	5.2
1Q22	35	85,823	$26.10	7.1%	13.9%	5.1	35	85,823	$26.10	5.1
	103	712,666	$16.73	6.8%	11.1%	4.9	103	712,666	$16.73	4.9

New + Renewals
4Q22	19	178,736	$16.91	8.7%	12.6%	4.5	23	226,902	$16.52	5.6
3Q22	11	96,129	$15.58	9.0%	13.1%	4.6	13	145,099	$13.70	5.7
2Q22	44	391,743	$14.61	2.7%	6.5%	5.6	52	429,916	$14.89	5.9
1Q22	40	137,928	$21.41	10.2%	18.0%	5.8	53	241,084	$18.97	7.1
	114	804,536	$16.40	6.3%	11.1%	5.3	141	1,043,001	$16.02	6.1

Net Effective Rents
			Capex PSF				NER
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term
New Leases
4Q22	50,136	$16.17	$7.39	$1.89	$0.60	$9.88	$6.29	9.6
3Q22	48,970	$10.54	$2.29	$0.18	$0.59	$3.06	$7.48	9.1
2Q22	75,968	$16.75	$1.78	$4.63	$1.00	$7.41	$9.34	8.8
1Q22	155,261	$15.81	$2.53	$1.19	$0.81	$4.53	$11.28	9.0
	330,335	$15.30	$3.12	$1.92	$0.79	$5.83	$9.47	9.0

Renewals
4Q22	176,766	$17.02	$0.26	$0.00	$0.06	$0.32	$16.70	4.4
3Q22	96,129	$15.82	$0.00	$0.00	$0.00	$0.00	$15.82	4.6
2Q22	353,948	$14.97	$0.02	$0.00	$0.00	$0.02	$14.95	5.2
1Q22	85,823	$27.01	$0.39	$0.00	$0.00	$0.39	$26.62	5.1
	712,666	$17.04	$0.12	$0.00	$0.01	$0.13	$16.91	4.9

New + Renewals
4Q22	226,902	$16.83	$2.97	$0.72	$0.27	$3.96	$12.87	5.6
3Q22	145,099	$14.04	$1.23	$0.10	$0.32	$1.65	$12.39	5.7
2Q22	429,916	$15.29	$0.49	$1.22	$0.26	$1.97	$13.32	5.9
1Q22	241,084	$19.79	$2.16	$0.97	$0.66	$3.79	$16.00	7.1
	1,043,001	$16.49	$1.53	$0.90	$0.38	$2.81	$13.68	6.1

SITE Centers Corp.

Leasing Expirations

Wholly Owned at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	17	42	0.8%	$1,140	0.7%	$27.14	17	42	0.2%	$1,140	0.3%	$27.14
2023	22	571	3.7%	$8,653	3.9%	$15.15	150	420	8.4%	12,680	8.3%	$30.19	172	991	4.9%	21,333	5.7%	$21.53
2024	74	2,309	15.0%	31,999	14.5%	$13.86	267	700	14.1%	21,077	13.8%	$30.11	341	3,009	14.8%	53,076	14.2%	$17.64
2025	73	2,321	15.1%	33,715	15.3%	$14.53	239	720	14.5%	20,589	13.5%	$28.60	312	3,041	14.9%	54,304	14.5%	$17.86
2026	57	1,763	11.5%	23,406	10.6%	$13.28	198	555	11.1%	17,585	11.5%	$31.68	255	2,318	11.4%	40,991	11.0%	$17.68
2027	74	2,499	16.2%	36,817	16.7%	$14.73	234	725	14.6%	21,763	14.2%	$30.02	308	3,224	15.8%	58,580	15.7%	$18.17
2028	71	2,122	13.8%	28,482	12.9%	$13.42	149	495	9.9%	16,216	10.6%	$32.76	220	2,617	12.9%	44,698	12.0%	$17.08
2029	23	733	4.8%	11,558	5.2%	$15.77	85	292	5.9%	9,709	6.3%	$33.25	108	1,025	5.0%	21,267	5.7%	$20.75
2030	27	763	5.0%	10,589	4.8%	$13.88	85	251	5.0%	8,374	5.5%	$33.36	112	1,014	5.0%	18,963	5.1%	$18.70
2031	16	684	4.4%	8,000	3.6%	$11.70	66	217	4.4%	6,412	4.2%	$29.55	82	901	4.4%	14,412	3.9%	$16.00
2032	26	693	4.5%	9,632	4.4%	$13.90	128	396	8.0%	12,362	8.1%	$31.22	154	1,089	5.3%	21,994	5.9%	$20.20
Thereafter	30	924	6.0%	18,213	8.2%	$19.71	40	167	3.4%	5,061	3.3%	$30.31	70	1,091	5.4%	23,274	6.2%	$21.33
Total	493	15,382	100.0%	$221,064	100.0%	$14.37	1,658	4,980	100.0%	$152,968	100.0%	$30.72	2,151	20,362	100.0%	$374,032	100.0%	$18.37

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	0	0.0%	$0.00	16	38	0.8%	$1,029	0.7%	$27.08	16	38	0.2%	$1,029	0.3%	$27.08
2023	6	134	0.9%	3,468	1.6%	$25.88	101	248	5.0%	7,680	5.0%	$30.97	107	382	1.9%	11,148	3.0%	$29.18
2024	11	224	1.5%	3,495	1.6%	$15.60	160	372	7.5%	11,727	7.7%	$31.52	171	596	2.9%	15,222	4.1%	$25.54
2025	14	313	2.0%	4,569	2.1%	$14.60	137	338	6.8%	10,044	6.6%	$29.72	151	651	3.2%	14,613	3.9%	$22.45
2026	3	34	0.2%	793	0.4%	$23.32	88	214	4.3%	6,796	4.4%	$31.76	91	248	1.2%	7,589	2.0%	$30.60
2027	16	327	2.1%	5,749	2.6%	$17.58	103	256	5.1%	7,729	5.1%	$30.19	119	583	2.9%	13,478	3.6%	$23.12
2028	16	269	1.7%	4,667	2.1%	$17.35	99	300	6.0%	9,116	6.0%	$30.39	115	569	2.8%	13,783	3.7%	$24.22
2029	12	355	2.3%	5,004	2.3%	$14.10	86	229	4.6%	6,805	4.4%	$29.72	98	584	2.9%	11,809	3.2%	$20.22
2030	16	427	2.8%	6,718	3.0%	$15.73	81	231	4.6%	6,517	4.3%	$28.21	97	658	3.2%	13,235	3.5%	$20.11
2031	16	316	2.1%	5,813	2.6%	$18.40	74	185	3.7%	5,423	3.5%	$29.31	90	501	2.5%	11,236	3.0%	$22.43
2032	16	393	2.6%	6,818	3.1%	$17.35	112	321	6.4%	9,881	6.5%	$30.78	128	714	3.5%	16,699	4.5%	$23.39
Thereafter	367	12,590	81.8%	173,970	78.7%	$13.82	601	2,248	45.1%	70,221	45.9%	$31.24	968	14,838	72.9%	244,191	65.3%	$16.46
Total	493	15,382	100.0%	$221,064	100.0%	$14.37	1,658	4,980	100.0%	$152,968	100.0%	$30.72	2,151	20,362	100.0%	$374,032	100.0%	$18.37

Note: Includes ground leases

SITE Centers Corp.

Leasing Expirations

Unconsolidated Joint Ventures at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	2	5	0.5%	$244	0.9%	$48.80	2	5	0.1%	$244	0.3%	$48.80
2023	9	186	5.2%	3,129	6.8%	$16.82	33	96	10.0%	2,578	9.8%	$26.85	42	282	6.2%	5,707	7.9%	$20.24
2024	10	539	15.1%	5,174	11.3%	$9.60	52	169	17.6%	4,506	17.1%	$26.66	62	708	15.6%	9,680	13.4%	$13.67
2025	18	399	11.2%	5,431	11.8%	$13.61	36	103	10.7%	2,492	9.5%	$24.19	54	502	11.1%	7,923	11.0%	$15.78
2026	20	536	15.0%	6,498	14.2%	$12.12	39	120	12.5%	3,080	11.7%	$25.67	59	656	14.5%	9,578	13.3%	$14.60
2027	18	508	14.2%	6,977	15.2%	$13.73	40	125	13.0%	3,877	14.7%	$31.02	58	633	14.0%	10,854	15.0%	$17.15
2028	16	507	14.2%	6,692	14.6%	$13.20	29	97	10.1%	2,639	10.0%	$27.21	45	604	13.3%	9,331	12.9%	$15.45
2029	6	241	6.8%	3,115	6.8%	$12.93	17	63	6.6%	1,749	6.6%	$27.76	23	304	6.7%	4,864	6.7%	$16.00
2030	2	34	1.0%	507	1.1%	$14.91	13	47	4.9%	1,014	3.8%	$21.57	15	81	1.8%	1,521	2.1%	$18.78
2031	7	249	7.0%	3,861	8.4%	$15.51	9	31	3.2%	1,046	4.0%	$33.74	16	280	6.2%	4,907	6.8%	$17.53
2032	4	141	4.0%	1,273	2.8%	$9.03	23	92	9.6%	2,883	10.9%	$31.34	27	233	5.1%	4,156	5.8%	$17.84
Thereafter	4	227	6.4%	3,185	6.9%	$14.03	5	12	1.3%	247	0.9%	$20.58	9	239	5.3%	3,432	4.8%	$14.36
Total	114	3,567	100.0%	$45,842	100.0%	$12.85	298	960	100.0%	$26,355	100.0%	$27.45	412	4,527	100.0%	$72,197	100.0%	$15.95

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	0	0.0%	$0.00	1	2	0.2%	$112	0.4%	$56.00	1	2	0.0%	$112	0.2%	$56.00
2023	2	27	0.8%	669	1.5%	$24.78	27	76	7.9%	2,042	7.7%	$26.87	29	103	2.3%	2,711	3.8%	$26.32
2024	3	53	1.5%	682	1.5%	$12.87	38	119	12.4%	3,277	12.4%	$27.54	41	172	3.8%	3,959	5.5%	$23.02
2025	6	81	2.3%	1,277	2.8%	$15.77	26	64	6.7%	1,658	6.3%	$25.91	32	145	3.2%	2,935	4.1%	$20.24
2026	3	54	1.5%	697	1.5%	$12.91	20	42	4.4%	1,112	4.2%	$26.48	23	96	2.1%	1,809	2.5%	$18.84
2027	3	41	1.1%	493	1.1%	$12.02	23	67	7.0%	2,092	7.9%	$31.22	26	108	2.4%	2,585	3.6%	$23.94
2028	4	91	2.6%	1,539	3.4%	$16.91	22	65	6.8%	2,039	7.7%	$31.37	26	156	3.4%	3,578	5.0%	$22.94
2029	2	75	2.1%	799	1.7%	$10.65	21	63	6.6%	1,818	6.9%	$28.86	23	138	3.0%	2,617	3.6%	$18.96
2030	3	81	2.3%	952	2.1%	$11.75	15	50	5.2%	1,135	4.3%	$22.70	18	131	2.9%	2,087	2.9%	$15.93
2031	7	143	4.0%	2,339	5.1%	$16.36	17	61	6.4%	1,682	6.4%	$27.57	24	204	4.5%	4,021	5.6%	$19.71
2032	4	84	2.4%	1,234	2.7%	$14.69	24	80	8.3%	2,532	9.6%	$31.65	28	164	3.6%	3,766	5.2%	$22.96
Thereafter	77	2,837	79.5%	35,161	76.7%	$12.39	64	271	28.2%	6,856	26.0%	$25.30	141	3,108	68.7%	42,017	58.2%	$13.52
Total	114	3,567	100.0%	$45,842	100.0%	$12.85	298	960	100.0%	$26,355	100.0%	$27.45	412	4,527	100.0%	$72,197	100.0%	$15.95

Note: Includes ground leases

SITE CENTERS INVESTOR RELATIONS DEPARTMENT e: ir@sitecenters.com w: ir.sitecenters.com 3300 Enterprise Pkwy, Beachwood, OH 44122 o:216-755-5500 f:216-755-1500 w: sitecenters.com • NYSE:SITC